                                               Filed Pursuant to Rule 424(b)(5)
                                                     Registration No. 333-72246
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 1, 2001)

                                 $200,000,000
                           PartnerRe Capital Trust I

                          7.90% PREFERRED SECURITIES
                                 guaranteed by
                                PartnerRe Ltd.

                               -----------------

PartnerRe Capital Trust I is offering preferred securities that PartnerRe Ltd. will fully and unconditionally guarantee, based on its combined obligations under a preferred securities guarantee, a junior subordinated indenture and a junior subordinated debt securities guarantee. PartnerRe Capital Trust I will use the proceeds from the sales of preferred and common securities to buy an equal principal amount of 7.90% junior subordinated debt securities due December 31, 2031 of PartnerRe Finance I Inc., an indirect wholly owned subsidiary of PartnerRe Ltd., and distribute any cash payments it receives thereon to the holders of its preferred and common securities. PartnerRe Capital Trust I will redeem the preferred securities on December 31, 2031, which date may be extended to a date not later than December 31, 2050, and may redeem them earlier.

                               -----------------

The preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the preferred securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued. The New York Stock Exchange symbol for the preferred securities is "PRE-PrT."

Investing in the preferred securities involves risks. See ''Risk Factors'' beginning on page S-9 of this prospectus supplement.

                               -----------------

                       PRICE $25 PER PREFERRED SECURITY

                               -----------------

                                          Underwriting        Proceeds To
                            Price To        Discounts      PartnerRe Capital
                           Public (1)  and Commissions (2)  Trust I (1)(2)
                          ------------ ------------------- -----------------
   Per preferred security    $25.00          $.7875             $25.00
   Total................. $200,000,000     $6,300,000        $200,000,000

(1)Plus accumulated distributions, if any, from November 21, 2001.
(2)Because the Trust will use all of the proceeds from the sale of its preferred securities and its common securities to purchase junior subordinated debt securities of PartnerRe Finance, PartnerRe Finance or one of its affiliates will pay all underwriting discounts and commissions.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the preferred securities to purchasers on November 21, 2001.

                               -----------------

MORGAN STANLEY
              SALOMON SMITH BARNEY
                             UBS WARBURG
                                                            WACHOVIA SECURITIES

November 13, 2001

                               TABLE OF CONTENTS

              Prospectus Supplement                          Page
              ---------------------                          ----
              Prospectus Supplement Summary................. S-3
              Risk Factors.................................. S-9
              Forward-Looking Statements.................... S-14
              Use of Proceeds............................... S-15
              Ratio of Earnings to Fixed Charges and
                Preferred Share Dividends of PartnerRe...... S-15
              Selected Financial Data of PartnerRe.......... S-16
              Capitalization................................ S-17
              Description of the Preferred Securities....... S-18
              Description of the Junior Subordinated Debt
                Securities.................................. S-27
              Description of the Preferred Securities
                Guarantee................................... S-33
              Description of the Junior Subordinated Debt
                Securities Guarantee........................ S-35
              Relationship Among the Preferred Securities,
                the Junior Subordinated Debt Securities, the
                JSDS Guarantee and the Preferred Securities
                Guarantee................................... S-37
              United States Federal Income Tax
                Consequences................................ S-39
              Certain ERISA Considerations.................. S-43
              Underwriters.................................. S-45
              Legal Matters................................. S-47

               Prospectus                                    Page
               ----------                                    ----
               Where You Can Find More Information..........   1
               Incorporation of Certain Documents By
                 Reference..................................   2
               About This Prospectus........................   2
               PartnerRe Ltd................................   3
               PartnerRe Finance............................   4
               The Capital Trust............................   4
               Risk Factors.................................   6
               Forward Looking Statements...................   6
               Use of Proceeds..............................   7
               Ratio of Earnings to Fixed Charges and
                 Preferred Share Dividends of PartnerRe.....   7
               General Description of the Offered Securities   7
               Description of our Capital Shares............   8
               Description of the Depositary Shares.........  13
               Description of the Debt Securities...........  16
               Certain Provisions of the Junior Subordinated
                 Debt Securities Issued to the Capital Trust  30
               Description of the Junior Subordinated Debt
                 Securities Guarantee.......................  33
               Description of the Warrants to Purchase
                 Common Shares or Preferred Shares..........  35
               Description of the Warrants to Purchase Debt
                 Securities.................................  37
               Description of the Trust Preferred Securities  38
               Description of the Trust Preferred Securities
                 Guarantee..................................  47
               Description of the Share Purchase Contracts
                 and the Share Purchase Units...............  50
               Plan of Distribution.........................  51
               Legal Opinions...............................  53
               Experts......................................  53
               Enforcement of Civil Liabilities under United
                 States Federal Securities Laws.............  53

   This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the preferred securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the preferred securities.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. PartnerRe, PartnerRe Finance and the Trust have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The information in this prospectus supplement and the accompanying prospectus may be accurate only as of their respective dates.

   The Trust is offering to sell the preferred securities, and is seeking offers to buy the preferred securities, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the preferred securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the preferred securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                         PROSPECTUS SUPPLEMENT SUMMARY

   The following contains basic information about PartnerRe, PartnerRe Finance, the Trust, the 7.90% preferred securities to be issued by the Trust, the guarantees to be issued by PartnerRe and the 7.90% junior subordinated debt securities due December 31, 2031 to be issued by PartnerRe Finance. It does not contain all the information that is important to you. You should read the following summary together with the more detailed information and financial statements and notes to the financial statements contained elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. To fully understand this offering, you should read all of these documents. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

PartnerRe Ltd.

   PartnerRe Ltd., also referred to as "PartnerRe," provides multi-line reinsurance to insurance companies on a worldwide basis through its wholly owned subsidiaries Partner Reinsurance Company, PartnerRe SA (formerly known as SAFR PartnerRe) and Partner Reinsurance Company of the U.S. Risks reinsured include property, catastrophe, agriculture, automobile, casualty, marine, aviation and space, credit and surety, technical and miscellaneous lines and life/annuity and health. PartnerRe is a Bermuda company, with its principal executive office located at 96 Pitts Bay Road, Pembroke, HM 08 Bermuda (tel:
(441) 292-0888).

PartnerRe Finance I Inc.

   PartnerRe Finance I Inc., also referred to as "PartnerRe Finance," is a newly formed Delaware corporation, with its principal executive offices located at One Greenwich Plaza, Greenwich, Connecticut 06830-6352. PartnerRe Finance's telephone number is (203) 485-4200. PartnerRe Finance is an indirect, wholly owned subsidiary of PartnerRe that was created solely for the purpose of issuing the junior subordinated debt securities to the Trust.

   PartnerRe Finance intends to loan the proceeds from the sale of the junior subordinated debt securities to its parent, PartnerRe U.S. Corporation, on terms substantially similar to the junior subordinated debt securities. PartnerRe U.S. Corporation, an indirect wholly owned subsidiary of PartnerRe, is a holding company whose principal assets consists of two U.S.-based reinsurance operating subsidiaries. In the aggregate, these U.S.-based reinsurance operations write approximately one-third of the worldwide premiums written by PartnerRe.

PartnerRe Capital Trust I

   PartnerRe Capital Trust I, also referred to as the "Trust," is a statutory Delaware business trust. The Trust exists for the exclusive purposes of:

    . issuing and selling its common securities that represent undivided beneficial interests in the assets of the Trust to PartnerRe Finance;

    . issuing and selling its preferred securities that represent undivided beneficial interests in the assets of the Trust to the public;

    . using the gross proceeds from the sale of the preferred securities and common securities to acquire the junior subordinated debt securities guaranteed by PartnerRe from PartnerRe Finance; and

    . engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities.

   The JPMorgan Chase Bank will act as the property trustee of the Trust. The office of the Delaware trustee of the Trust is located at c/o JPMorgan Chase Bank USA, National Association, 500 Stanton Christiana Road, OPS4 3/rd/ Floor, Newark, Delaware 19173. Officers of PartnerRe Finance will act as administrative trustees of the Trust. The principal office and telephone number of the Trust are c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, CT 06830-6352, telephone number (203) 485-4200.

The Offering

   The Trust is offering its preferred securities for $25 per security. The Trust will use all of the proceeds from the sale of its preferred securities and its common securities to purchase junior subordinated debt securities of PartnerRe Finance. The junior subordinated debt securities will be the Trust's only assets. Subject to limitations described below, PartnerRe will fully and unconditionally guarantee payments due on the preferred securities based on its combined obligations under the junior subordinated indenture, its guarantee of the junior subordinated debt securities and its guarantee of the preferred securities. We sometimes refer to the guarantee of the junior subordinated debt securities as the "JSDS Guarantee" and the guarantee of the preferred securities as the "preferred securities guarantee."

  The Preferred Securities

   If you purchase preferred securities, you will be entitled to receive cumulative cash distributions at an annual rate of $1.975 for each preferred security, which represents 7.90% of the liquidation amount of $25 for each preferred security. If the Trust is terminated and its assets distributed, for each preferred security you own, you are entitled to receive a like amount of junior subordinated debt securities or the liquidation amount of $25 plus accumulated but unpaid distributions from the assets of the Trust available for distribution, after it has paid liabilities owed to its creditors. Accordingly, you may not receive the full liquidation amount and accumulated but unpaid distributions if the Trust does not have enough funds.

   Distributions will accumulate from the date the Trust issues its preferred securities. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The Trust will pay the distributions quarterly on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2001. These distributions may be deferred at any time and from time to time during the term of the junior subordinated debt securities (referred to as an "extension period") for up to 20 consecutive quarterly periods, subject to the terms, conditions and covenants specified in this prospectus supplement, and provided that no extension period will extend beyond the stated maturity of the junior subordinated debt securities.

   If you purchase the preferred securities, you will have limited voting rights. You will be entitled to vote on the following matters:

    . removal of the property trustee or the Delaware trustee for cause or when there is an event of default under the junior subordinated debt securities;

    . material modifications to the terms of the preferred securities, the preferred securities guarantee and the JSDS Guarantee; and

    . the exercise of the Trust's rights as holder of the junior subordinated debt securities.

   A more detailed description of your voting rights is contained under "Description of the Trust Preferred Securities--Voting and Preemptive Rights" and "Description of the Trust Preferred Securities Guarantee--Amendments and Assignment" in the accompanying prospectus.

  The Common Securities

   PartnerRe Finance will acquire all of the common securities of the Trust. The common securities will have an aggregate liquidation amount of at least 3% of the total capital of the Trust. Except as described under "Subordination of Common Securities" below, the common securities will rank equal to the preferred securities in priority of payment. Generally, the common securities will have sole voting power on matters to be voted upon by the Trust's security holders.

  The Junior Subordinated Debt Securities

   The Trust will purchase the junior subordinated debt securities from PartnerRe Finance with the proceeds from the sale of its preferred securities and common securities. PartnerRe Finance will issue the junior subordinated debt securities under a junior subordinated indenture between PartnerRe Finance as issuer, PartnerRe as guarantor and JPMorgan Chase Bank, as indenture trustee. The junior subordinated debt securities will:

    . have an aggregate principal amount equal to approximately $206,186,000, which is the aggregate liquidation amount of the preferred securities plus the capital contributed by PartnerRe Finance for the common securities;

    .  bear interest at an annual rate of 7.90%;

    . pay interest quarterly, subject to the right of PartnerRe Finance to defer interest payments for up to 20 consecutive quarters, as described below;

    . mature on December 31, 2031, although PartnerRe Finance may redeem them earlier or extend their maturity under the circumstances described below;

    . be unsecured obligations of PartnerRe Finance, subordinated in right of payment to all PartnerRe Finance's Senior Indebtedness (as defined on page 27 of the accompanying prospectus); and

    . be fully and unconditionally guaranteed by PartnerRe on a junior, subordinated basis.

  The Guarantee of the Preferred Securities

   PartnerRe will guarantee payments due on the preferred securities on a limited basis under the preferred securities guarantee.

   The preferred securities guarantee requires PartnerRe to pay accumulated unpaid distributions, redemption payments and liquidation payments on the preferred securities on behalf of the Trust only to the extent that the Trust has funds on hand available for such payment. It does not, however, require PartnerRe to make payments on behalf of the Trust if the Trust does not have sufficient funds to make payments on the preferred securities because PartnerRe Finance, or PartnerRe as guarantor, have not made payments on the junior subordinated debt securities. PartnerRe's obligations under the preferred securities guarantee are subordinate to its other obligations to the same extent as PartnerRe's obligations under the JSDS Guarantee. See "Description of the Trust Preferred Securities Guarantee" in the accompanying prospectus.

  The Guarantee of the Junior Subordinated Debt Securities

   Under the JSDS Guarantee, PartnerRe will fully and unconditionally guarantee on a junior, subordinated basis all obligations of PartnerRe Finance under the junior subordinated debt securities and the junior subordinated indenture. The JSDS Guarantee requires PartnerRe to pay in full the principal of, and any accrued and unpaid interest on, the junior subordinated debt securities without withholding or deduction at source for, or on account of, any present or future taxes and other fees. If a withholding or deduction at source is required, PartnerRe will, subject to certain limitations and exceptions, pay to the holders of the junior subordinated debt securities any such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holders, after the withholding or deduction, will not be less than the amount provided for in the junior subordinated debt securities and the junior subordinated indenture to be then due and payable. The JSDS Guarantee will be an unsecured obligation of PartnerRe, subordinated in right of payment to the prior payment in full of all PartnerRe Senior Indebtedness. See "Description of the Junior Subordinated Debt Securities Guarantee" in the accompanying prospectus.

  Subordination of Common Securities

   The preferred securities will generally rank equal to the common securities in priority of payments. The Trust will make payments on the preferred securities and the common securities based on a proportionate allocation of the payments it receives on the junior subordinated debt securities. However, the preferred securities will rank prior to the common securities as to payments if and so long as an event of default under the junior subordinated debt securities has occurred and is continuing. See "Description of the Trust Preferred Securities--Subordination of Common Securities" in the accompanying prospectus.

   The junior subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all of PartnerRe Finance's current and future Senior Indebtedness. See "Description of the Debt Securities--Subordination of Our Subordinated Debt Securities" in the accompanying prospectus. PartnerRe is a holding company, and its obligations under the JSDS Guarantee are effectively subordinated to all obligations of its subsidiaries.

  Deferral of Distributions

   Unless there is an event of default under the junior subordinated debt securities, PartnerRe Finance can defer interest payments on the junior subordinated debt securities during any period of up to 20 consecutive quarters, but not beyond their stated maturity date. After PartnerRe Finance makes all interest payments that it has deferred, including accrued interest on the deferred payments, PartnerRe Finance can again defer interest payments as long as PartnerRe Finance adheres to the same requirements.

   If PartnerRe Finance defers interest payments on the junior subordinated debt securities, the Trust will defer distributions on the preferred securities. During any deferral period, distributions will continue to accumulate on the preferred securities at an annual rate of 7.90% of the liquidation amount of $25 per preferred security. Also, the deferred distributions will accrue additional distributions, as permitted by applicable law, at an annual rate of 7.90%, compounded quarterly.

   While PartnerRe Finance defers interest payments on the junior subordinated debt securities:

    . PartnerRe Finance and PartnerRe will generally not be permitted to declare or pay any dividends or any distributions on, or redeem, purchase, acquire or make a liquidation payment on any of their capital stock;

    . PartnerRe will generally not permit its subsidiaries to pay any distributions on, or redeem, purchase or acquire any of, PartnerRe's capital stock;

    . PartnerRe Finance will generally not be permitted to make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem debt securities of PartnerRe Finance that rank equal or junior to the junior subordinated debt securities;

    . PartnerRe will generally not be permitted to make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem debt securities of PartnerRe that rank equal or junior to the JSDS Guarantee; and

    . PartnerRe Finance and PartnerRe will generally not be permitted to make any guarantee payments on any guarantee made by them of any debt securities of their subsidiaries if such guarantee ranks equal or junior in interest to the junior subordinated debt securities, in the case of PartnerRe Finance, or to the JSDS Guarantee, in the case of PartnerRe.

   If PartnerRe Finance defers payments of interest on the junior subordinated debt securities, the preferred securities would at that time be treated as being issued with original issue discount for United States Federal income tax purposes. This means that you would be required to include accrued interest in your income for United States Federal income tax purposes without regard to your receipt of any cash distributions. See "United States Federal Income Tax Consequences" for a more complete discussion.

  Redemption of Preferred Securities and the Junior Subordinated Debt Securities

   The Trust will redeem all of the outstanding preferred securities and common securities when PartnerRe Finance redeems the junior subordinated debt securities or repays the junior subordinated debt securities at stated maturity on December 31, 2031, which date may be accelerated under the limited circumstances described under "Conditional Right to Shorten Maturity" below or extended under "Option to Extend Maturity Date" below. If PartnerRe Finance redeems any junior subordinated debt securities before their stated maturity, the Trust will use the cash it receives from the redemption to redeem preferred securities and common securities.

   Except as described above under "Subordination of Common Securities," the aggregate liquidation amount of preferred securities and common securities to be redeemed will be allocated approximately 97% to the preferred securities and approximately 3% to the common securities.

   PartnerRe Finance can redeem the junior subordinated debt securities before their stated maturity at 100% of their principal amount plus accrued interest to the date of redemption:

    . on or after November 21, 2006, in whole or in part, on one or more occasions, at any time; and

    . at any time, in whole but not in part, if adverse changes in tax or investment company law described below in "Description of Preferred Securities--Redemption" occur and are continuing.

  Distribution of the Junior Subordinated Debt Securities

   PartnerRe Finance has the right to terminate the Trust at any time. If PartnerRe Finance decides to exercise its right to terminate the Trust, the Trust will distribute approximately 97% of the junior subordinated debt securities to holders of the preferred securities and approximately 3% to the holders of the common securities. However, if an event of default has occurred with respect to the junior subordinated debt securities, holders of preferred securities will have priority over holders of common securities as described under "Subordination of Common Securities" above. If the junior subordinated debt securities are distributed, PartnerRe Finance will use its reasonable efforts to list the junior subordinated debt securities on the New York Stock Exchange or any other exchange on which the preferred securities are then listed.

  Conditional Right To Shorten Maturity

   If a change in tax law occurs with respect to the deductibility of interest on the junior subordinated debt securities by ParterRe Finance, as described under "Description of the Preferred Securities--Redemption," PartnerRe Finance will have the right, prior to any dissolution of the Trust, to shorten the maturity of the junior subordinated debt securities. PartnerRe Finance may only shorten the maturity to the extent necessary so that the interest paid on the junior subordinated debt securities will continue to be tax deductible by PartnerRe Finance. The shortened term of the junior subordinated debt securities may not be less than 15 years from the date of their issuance. See "Description of the Junior Subordinated Debt Securities--Conditional Right to Shorten Maturity."

  Option to Extend Maturity Date

   PartnerRe Finance can extend the maturity of the junior subordinated debt securities to a date no later than December 31, 2050, so long as at the time such election is made and at the time such extension commences:

    . no event of default under the junior subordinated debt securities has occurred and is continuing;

    . the Trust is not in arrears on payments of distributions on the preferred securities and no deferred interest payments on the preferred securities are accumulated; and

    . the junior subordinated debt securities are, and immediately after such extension will be, rated at least investment grade by either Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or any other nationally recognized statistical rating organization.

  Listing of the Preferred Securities

   The preferred securities are expected to be listed on the New York Stock Exchange, subject to official notice of issuance, and trading of the preferred securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued. You should be aware that the listing of the preferred securities will not necessarily ensure that a liquid trading market will be available for the preferred securities or that you will be able to sell your preferred securities at the price you originally paid for them.

  Form of Preferred Securities

   The preferred securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of The Depository Trust Company ("DTC") or its nominee. This means that you will not receive a certificate for your preferred securities and the preferred securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the preferred securities.

Concurrent Offering

   Concurrently with this offering, PartnerRe is publicly offering $150,000,000 of PEPS Units (plus up to an additional $22,500,000 of its PEPS Units if the underwriters exercise their over-allotment option in connection with the offering of the PEPS Units in full), each unit consisting of a purchase contract for common shares of PartnerRe and one of PartnerRe's Series B Cumulative Redeemable Preferred Shares, $1.00 par value per share. The offering described in this prospectus supplement is not contingent on the PEPS Unit offering nor is the PEPS Unit offering contingent on the offering described herein. You should not assume that the PEPS Unit offering will be completed.

Risk Factors

   Your investment in the preferred securities will involve risks. You should carefully consider the discussion of risks that follows below in the section entitled "Risk Factors" and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the preferred securities is suitable for you.

                                 RISK FACTORS

   An investment in the preferred securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into the prospectus, including the risk factors contained in PartnerRe's Current Report on Form 8-K, dated October 3, 2001, and should particularly consider the following matters before purchasing any preferred securities.

   Because the Trust will rely on the payments it receives on the junior subordinated debt securities to fund all payments on the preferred securities, and because the Trust may distribute the junior subordinated debt securities in exchange for the preferred securities, you are making an investment decision with regard to the junior subordinated debt securities as well as the preferred securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities and the guarantees.

Holders of PartnerRe's Senior Indebtedness will get paid Before You will get paid under the Preferred Securities Guarantee or the JSDS Guarantee

   PartnerRe's obligations under the preferred securities guarantee and the JSDS Guarantee are unsecured and will rank junior in priority of payment to all of PartnerRe's current and future Senior Indebtedness. As of September 30, 2001, there was approximately $220,000,000 of outstanding Senior Indebtedness of PartnerRe. Upon a default on its Senior Indebtedness, PartnerRe cannot make any payment on the preferred securities guarantee or the JSDS Guarantee before PartnerRe's Senior Indebtedness has been paid in full. In addition, in the event of a bankruptcy, liquidation or dissolution of PartnerRe, its assets would be available to pay obligations under the preferred securities guarantee or the JSDS Guarantee only after all payments have been made on PartnerRe's Senior Indebtedness.

Holders of PartnerRe Finance's Senior Indebtedness will get paid Before the Trust will get paid under the Junior Subordinated Debt Securities

   PartnerRe Finance's obligations under the junior subordinated debt securities are unsecured and will rank junior in priority of payment to all of PartnerRe Finance's Senior Indebtedness, if any. While PartnerRe Finance does not expect to have any indebtedness, other than under the junior subordinated debt securities, the terms of the junior subordinated indenture do not prohibit it from incurring additional indebtedness.

   In addition, upon any kind of payment or distribution of assets of PartnerRe Finance, or in the event of a bankruptcy, liquidation or dissolution of PartnerRe Finance, its assets would be available to pay obligations under the junior subordinated debt securities only after all payments have been made on PartnerRe Finance's Senior Indebtedness.

PartnerRe and PartnerRe Finance may Incur Additional Indebtedness

   Neither the junior subordinated debt securities, the preferred securities guarantee nor the JSDS Guarantee limit the ability of PartnerRe or any of its subsidiaries, including PartnerRe Finance, to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that would rank senior to or equal with the junior subordinated debt securities and the guarantees. Any additional indebtedness so incurred would reduce the amount of cash PartnerRe Finance would have available to pay its obligations under the junior subordinated debt securities or PartnerRe would have available to pay its obligations under the preferred securities guarantee or the JSDS Guarantee.

PartnerRe is a Holding Company and its Creditors will get paid only after Creditors of its Subsidiaries Get Paid

   PartnerRe is a holding company that conducts substantially all of its operations through its reinsurance company subsidiaries. As a result, PartnerRe's ability to make payments under the guarantees will depend primarily upon the receipt of dividends and other distributions from its reinsurance subsidiaries. Applicable insurance laws restrict the ability of PartnerRe's reinsurance subsidiaries to pay dividends or make other payments to it. Under these laws, the reinsurance subsidiaries generally may only make dividend payments out of earned surplus, and regulatory approval may be required for payments in excess of specified amounts based on the subsidiaries' financial condition and results of operations.

   In addition, PartnerRe's right to participate in any distribution of assets of any of its subsidiaries upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of the preferred securities to benefit indirectly from that distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of PartnerRe's claims as a creditor of that subsidiary may be recognized. As a result, the guarantees will effectively be subordinated to all existing and future liabilities and obligations of PartnerRe's subsidiaries. Therefore, you should look only to PartnerRe's assets for payments on the guarantees. At September 30, 2001, subsidiaries of PartnerRe had liabilities, including claims by policyholders for benefits payable and liabilities to other creditors, of approximately $4.7 billion.

If PartnerRe Finance or PartnerRe do not make Payments on the Junior Subordinated Debt Securities, the Trust will not be Able to Pay Distributions on the Preferred Securities and the Preferred Securities Guarantee will not Apply

   The ability of the Trust to timely pay distributions on the preferred securities and pay the liquidation amount of $25 per preferred security depends solely upon PartnerRe Finance making the related payments on the junior subordinated debt securities when due or PartnerRe making these payments under the JSDS Guarantee. If PartnerRe Finance defaults on its obligation to pay the principal of or interest on the junior subordinated debt securities and PartnerRe defaults on its obligations under the JSDS Guarantee, the Trust will not have sufficient funds to pay distributions on, or the $25 liquidation amount per security of, the preferred securities.

   In that case, you will not be able to rely upon the preferred securities guarantee for payment of these amounts because this guarantee only applies if the Trust has funds on hand available to make the payments due. Instead, you or the property trustee will have to bring a legal action against PartnerRe Finance to enforce the property trustee's rights under the indenture relating to the junior subordinated debt securities or against PartnerRe to enforce the property trustee's rights under the JSDS Guarantee.

You may not be Able to Enforce Your Rights Against PartnerRe Finance and PartnerRe Directly if an Event of Default Occurs; You may have to Rely on the Property Trustee to Enforce Your Rights

   You will not always be able to directly enforce your rights against PartnerRe Finance or PartnerRe if an event of default occurs.

   If an event of default under the junior subordinated debt securities occurs and is continuing, that event will also be an event of default under the preferred securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated debt securities, to enforce your rights against PartnerRe Finance and PartnerRe as guarantor.

   You may only bring a legal action against PartnerRe Finance and PartnerRe directly if an event of default under the trust agreement occurs because of PartnerRe Finance's failure to pay when due interest on or the principal of the junior subordinated debt securities.

Distributions on the Preferred Securities Could be Deferred; You may have to Include Interest in Your Taxable Income Before you Receive Cash

   As long as there is not an event of default under the junior subordinated debt securities, and subject to certain other limitations, PartnerRe Finance may defer interest payments on the junior subordinated debt securities one or more times. Each extension period may last up to 20 consecutive quarters, but may not extend beyond the stated maturity date. During an extension period, PartnerRe would not be obligated under the JSDS Guarantee for any amounts so deferred and the Trust would defer distributions on the preferred securities in a corresponding amount.

   If PartnerRe Finance defers interest payments on the junior subordinated debt securities and the Trust defers distributions on the preferred securities, you will have to accrue interest income as original issue discount for United States Federal income tax purposes on your proportionate share of the junior subordinated debt securities held by the Trust. As a result, you would have to include that accrued interest in your gross income for United States Federal income tax purposes without regard to your receipt of any cash distributions. You will also not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sell the preferred securities before the record date for any deferred distributions, even if you held the preferred securities on the date that the payments would normally have been paid.

   PartnerRe Finance has no current intention of exercising its right to defer payments of interest on the junior subordinated debt securities. However, if PartnerRe Finance exercises this right, the market price of the preferred securities may be adversely affected. If you sell your preferred securities when distributions are being deferred, you may not receive the same return on investment as someone who continues to hold the preferred securities. In addition, because of PartnerRe Finance's right to defer interest payments, the market price of the preferred securities may be more volatile than the market prices of other securities that are not subject to interest deferrals.

   See "Description of the Preferred Securities--Deferral of Distributions," "Description of the Junior Subordinated Debt Securities--Option to Extend Interest Payment Date," "United States Federal Income Tax Consequences--US Holders--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities" for more information regarding the interest payment deferral option.

The Preferred Securities may be Redeemed Prior to Stated Maturity; You may be Taxed on the Proceeds and You may not be Able to Reinvest the Proceeds at the Same or a Higher Rate of Return

   If adverse changes in the tax laws or investment company laws discussed under "Description of the Preferred Securities--Redemption" and "Description of the Junior Subordinated Debt Securities--Redemption" occur and are continuing, PartnerRe Finance may redeem the junior subordinated debt securities in whole, but not in part, within 90 days following the occurrence of the event. PartnerRe Finance may also redeem the junior subordinated debt securities at its option, in whole or in part, on one or more occasions at any time on or after November 21, 2006.

   If the junior subordinated debt securities are redeemed, the preferred securities will be redeemed at a redemption price equal to the $25 per preferred security liquidation amount plus accumulated but unpaid distributions to the redemption date. Under current United States Federal income tax law, the redemption of the preferred securities would be a taxable event to you.

   You should assume that PartnerRe Finance will exercise its redemption option when prevailing interest rates are lower than the interest rate on the junior subordinated debt securities, so that generally you will not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you receive on the preferred securities.

   See "Description of the Junior Subordinated Debt Securities--Redemption" and "Description of the Preferred Securities--Redemption" and "--Liquidation Distribution Upon Dissolution" for more information on redemption of the junior subordinated debt securities.

The Trust may Distribute the Junior Subordinated Debt Securities to the Holders of the Preferred Securities and the Junior Subordinated Debt Securities may Trade at a Price that is Lower than the Price You Paid for the Preferred Securities

   If PartnerRe Finance terminates the Trust before the stated maturity of the junior subordinated debt securities, PartnerRe Finance may cause the property trustee to distribute the junior subordinated debt securities to the holders of the preferred securities and the common securities in liquidation of the Trust after satisfaction of liabilities to creditors.

   No one can accurately predict the market prices for the junior subordinated debt securities that may be distributed. Accordingly, the junior subordinated debt securities that you receive upon a distribution, or the preferred securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the preferred securities.

   Although PartnerRe Finance has agreed to use its commercially reasonable efforts to list the junior subordinated debt securities on the New York Stock Exchange or any other exchange on which the preferred securities are then listed, in the event of such a distribution, PartnerRe Finance cannot assure you that the New York Stock Exchange will approve the junior subordinated debt securities for listing or that a trading market will exist for the junior subordinated debt securities.

   Under current United States Federal income tax law, the distribution of junior subordinated debt securities upon the termination of the Trust would generally not be taxable to you. If, however, the Trust is characterized for United States Federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debt securities may be taxable to you.

   See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution" for more information.

PartnerRe Finance may Shorten the Stated Maturity of the Junior Subordinated Debt Securities, which will Result in Early Redemption of the Preferred Securities; You may be Taxed on the Proceeds and You may not be Able to Reinvest the Proceeds at the Same or a Higher Rate of Return

   If a change in tax law occurs with respect to the deductibility of interest on the junior subordinated debt securities by ParterRe Finance, PartnerRe Finance may shorten the stated maturity of the junior subordinated debt securities to a date not less than 15 years from the date of issuance of the preferred securities. In that event, the mandatory redemption date for the preferred securities will be correspondingly shortened. Under current United States Federal income tax law, the redemption of the preferred securities would be a taxable event to you. In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you received on the preferred securities.

PartnerRe Finance may Extend the Stated Maturity Date of the Junior Subordinated Debt Securities, which will Delay the Mandatory Redemption Date for the Preferred Securities until December 31, 2050

   PartnerRe Finance can extend the stated maturity date of the junior subordinated debt securities to a date no later than December 31, 2050, so long as at the time such election is made and at the time such extension commences:

    . no event of default under the junior subordinated debt securities has occurred and is continuing;

    . the Trust is not in arrears on payments of distributions on the preferred securities and no deferred interest payments on the preferred securities are accumulated; and

    . the junior subordinated debt securities are, and immediately after such extension will be, rated at least investment grade by either Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or any other nationally recognized statistical rating organization.

If You Sell Your Preferred Securities Between Record Dates for Distribution Payments, You will Have to Include Accrued but Unpaid Distributions in Your Taxable Income

   The preferred securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the underlying junior subordinated debt securities.

   If you dispose of your preferred securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States Federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the junior subordinated debt securities through the date of your disposition.

   Upon the sale of your preferred securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the preferred securities. The amount you receive for your preferred securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale. Normally, you may not apply capital losses to offset ordinary income for United States Federal income tax purposes.

   See "United States Federal Income Tax Consequences--US Holders--Sales of Preferred Securities" for more information.

PartnerRe Finance Will Generally Control the Trust Because Your Voting Rights are Extremely Limited; Your Interests may not be the Same as PartnerRe Finance's Interests

   You will have almost no voting rights. PartnerRe Finance and the administrative trustees of the Trust, who are officers of PartnerRe Finance, may amend the restated trust agreement without the consent of holders of preferred securities as described under "Description of the Trust Preferred Securities--Amendment of Restated Trust Agreements" in the accompanying prospectus.

An Active Trading Market for the Preferred Securities may not Develop

   The preferred securities constitute a new issue of securities with no established trading market. The preferred securities are expected to be listed on the New York Stock Exchange, subject to official notice of issuance, and trading of the preferred securities on the New York Stock Exchange is expected to begin within a 30-day period after the date of this prospectus supplement. Listing of the preferred securities on the New York Stock Exchange does not guarantee that a trading market for the preferred securities will develop or, if a trading market for the preferred securities does develop, the depth of that market or the ability of holders to sell their preferred securities easily.

                          FORWARD-LOOKING STATEMENTS

   Any statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. These forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in such forward-looking statements.

   These uncertainties and other factors (which we describe in more detail elsewhere in this prospectus supplement and the accompanying prospectus and in our SEC filings that we have incorporated by reference) include, but are not limited to:

   (1) the occurrence of catastrophic events with a frequency or severity exceeding our expectations;

   (2) a decrease in the level of demand for reinsurance and/or an increase in the supply of reinsurance capacity;

   (3) increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

   (4) actual losses and loss expenses exceeding our loss reserves, which are necessarily based on actuarial and statistical projections of ultimate losses;

   (5) changes in the cost, availability and performance of retrocessional reinsurance, including the ability to collect reinsurance recoverables;

   (6) concentration risk in dealing with a limited number of brokers;

   (7) developments in and risks associated with global financial markets which could affect our investment portfolio;

   (8) changing rates of inflation and other economic conditions;

   (9) losses due to foreign currency exchange rate fluctuations; or

  (10) changes in the legal or regulatory environments in which we operate, including the passage of federal or state legislation subjecting Partner Reinsurance Company Ltd. or PartnerRe SA to supervision or regulation, including additional tax regulation, in the United States or other jurisdictions in which we operate.

   The foregoing review of important factors should not be construed as exhaustive.

   The words "believe," "anticipate," "estimate," "project," "plan," "expect," "intend," "hope," "will likely result," "outlook," "will continue" or words of similar impact generally involve forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

   The Trust will use all of the proceeds from the sale of the preferred securities and common securities to purchase the junior subordinated debt securities. PartnerRe Finance intends to loan the net proceeds from the sale of the junior subordinated debt securities to its parent, PartnerRe U.S. Corporation, on terms substantially similar to the junior subordinated debt securities. PartnerRe U.S. Corporation intends to use the proceeds for general corporate purposes.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS OF PARTNERRE

   For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs plus one-third of minimum rental payments under operating leases (estimated by our management to be the interest factor of these rentals).

                                        Nine Months
                                           Ended
                                        September 30,       Year Ended December 31,
                                        ------------  ------------------------------------
                                        2001    2000  2000  1999   1998   1997     1996
                                        ----    ----- ----- ----- ------ ------- ---------
Ratio of Earnings to Fixed Charges.....  NM(1)  8.48x 7.12x 4.25x 94.88x 348.86x 2,498.25x
Ratio of Earnings to Combined Fixed
  Charges and Preferred Share Dividends  NM(1)  3.77x 3.18x 1.87x 12.20x  27.88x 2,498.25x

   Neither PartnerRe Finance nor the Trust had any operations during the periods set forth above.

Deficiency of Earnings to Fixed Charges(2)....................................... $257.8 million
Deficiency of Earnings to Combined Fixed Charges and Preferred Share Dividends(2) $272.8 million

--------
(1) NM: not meaningful. The ratios for the nine-month period ended September 30, 2001 are not meaningful due to the net loss which PartnerRe reported for the period, which included the losses related to the terrorist attacks of September 11, 2001. Further information regarding the impact of these attacks on PartnerRe's financial results can be found in the accompanying prospectus and the documents incorporated by reference therein.
(2) Represents earnings that would be necessary to result in a one-to-one coverage ratio.

                     SELECTED FINANCIAL DATA OF PARTNERRE

   The following table sets forth summary historical consolidated financial and other data of PartnerRe. The year-end financial data has been derived from PartnerRe's audited financial statements, which have been audited by Deloitte & Touche. The financial data for the interim periods has been derived from PartnerRe's unaudited financial statements and include, in the opinion of PartnerRe's management, all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial data. The results for the interim periods do not necessarily indicate the results to be expected for the full fiscal year. You should read the following information in conjunction with PartnerRe's financial statements and the related notes and the other financial and statistical information that is included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                             Nine Months Ended
                                                               September 30,        Year Ended December 31,
                                                            ------------------   ----------------------------
                                                              2001       2000    2000(3)     1999      1998
                                                            --------   --------  --------  --------  --------
                                                                (unaudited)
                                                                  (in millions, except per share data)
Operations data:
Gross premiums written..................................... $1,449.3   $1,141.4  $1,439.5  $1,433.0  $  735.8
Net premiums written.......................................  1,403.0    1,090.2   1,380.3   1,326.4     687.0
Net premiums earned........................................  1,191.2      983.0   1,314.3   1,338.0     685.6
Net investment income......................................    181.0      218.5     273.6     307.6     169.4
Net realized investment gains (losses).....................     14.2      (51.9)    (62.7)    (15.9)     23.7
Other income...............................................      0.1        0.2       0.4       0.7       0.9
                                                            --------   --------  --------  --------  --------
Total revenues.............................................  1,386.5    1,149.8   1,525.6   1,630.4     879.6
                                                            --------   --------  --------  --------  --------
Losses and loss expenses including life policy benefits....  1,269.0      733.6     975.7   1,130.1     396.9
Total expenses.............................................  1,644.3    1,059.9   1,427.0   1,579.4     602.5
                                                            --------   --------  --------  --------  --------
(Loss) income before taxes.................................   (257.8)      89.9      98.6      51.0     277.1
Income tax expenses (benefit)..............................    (40.6)     (35.8)    (43.7)    (43.8)     10.8
                                                            --------   --------  --------  --------  --------
Net (loss) income(1)....................................... $ (217.2)  $  125.7  $  142.3  $   94.8  $  266.3
                                                            ========   ========  ========  ========  ========
Diluted operating (loss) earnings per common share(1)(2)... $  (4.78)  $   3.26  $   3.79  $   1.73  $   4.05
                                                            ========   ========  ========  ========  ========
Diluted (loss) net income per common share(1)(2)........... $  (4.63)  $   2.19  $   2.41  $   1.40  $   4.34
                                                            ========   ========  ========  ========  ========

Loss ratio.................................................    107.5%      68.8%     70.2%     77.1%     56.9%
Expense ratio..............................................     30.4%      31.3%     32.3%     32.7%     28.6%
                                                            --------   --------  --------  --------  --------
Combined ratio.............................................    137.9%     100.1%    102.5%    109.8%     85.5%
                                                            ========   ========  ========  ========  ========
Balance sheet data (at end of period):
Total investments, cash and cash equivalents............... $3,954.0   $3,822.1  $3,882.1  $5,494.8  $5,432.2
Total assets...............................................  6,500.0    5,968.8   6,091.3   7,560.0   7,554.0
Unpaid losses and loss expenses and policy benefits for
  life and annuity contracts...............................  3,674.9    2,979.6   3,059.1   4,747.0   4,618.2
Long-term debt.............................................    220.0      220.0     220.0     220.0     220.0
Total shareholders' equity.................................  1,759.0    1,984.1   2,086.0   1,840.7   2,113.4

Diluted book value per common and common equivalent share.. $  29.32   $  34.14  $  35.54  $  31.82  $  33.53
Weighted average number of common and common equivalent
  shares outstanding.......................................     51.6       50.5      50.7      53.2      56.8
Weighted average number of common shares outstanding.......     50.1       49.2      50.1      49.3      52.8

--------
(1) Excluding non-recurring gain for the nine-month period ended September 30, 2001 related to the cumulative effect of adopting a new accounting standard, in the amount of $27.8 million or $0.55 per common share.
(2) Operating (loss) earnings represent net (loss) income excluding the effect of after-tax net realized investment gain (losses).
(3) Includes the results of operations of PartnerRe Life US for the six-month period ended June 30, 2000 after which date PartnerRe Life US was sold.

                                CAPITALIZATION

   The following table sets forth, as of September 30, 2001, PartnerRe's long-term debt and capitalization (1) on a historical basis, and (2) as adjusted to give effect to the sale of $200 million of the preferred securities of the Trust offered hereby and the PEPS Units offered concurrently herewith (assuming no exercise by the underwriters of their over-allotment option in connection with the offering of the PEPS Units). You should read this table in conjunction with PartnerRe's historical consolidated financial statements and the other financial and statistical information that is included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                                                          At September 30, 2001
                                                                                          ---------------------
                                                                                           Actual   As Adjusted
                                                                                          ------    -----------
                                                                                               (unaudited)
                                                                                              (in millions)
Long-term debt........................................................................... $  220      $  220
Preferred securities offered hereby......................................................     --         200
Series B preferred shares offered concurrently(1)........................................     --         150

Shareholders' equity:
   Common shares (par value $1.00 per share; 100,000,000 shares
     authorized, 50,112,268 shares issued and outstanding)...............................     50          50
   Preferred shares (8% Series A Cumulative Preferred Shares;
     10,000,000 shares authorized; 10,000,000 shares issued and outstanding; liquidation
     preference $25.00 per share)........................................................     10          10
   Additional paid-in capital(2).........................................................    892         881
   Other shareholders' equity............................................................    807         807
                                                                                           ------     ------
       Total shareholders' equity........................................................ $1,759      $1,748
                                                                                           ======     ======
          Total capitalization........................................................... $1,979      $2,318
                                                                                           ======     ======

--------
(1) Concurrently with this offering, PartnerRe is publicly offering $150,000,000 of its PEPS Units (plus up to an additional $22,500,000 of its PEPS Units if the underwriters exercise their over-allotment option in connection with the offering of the PEPS Units in full), each PEPS Unit consisting of a purchase contract for common shares of PartnerRe and one of PartnerRe's Series B Cumulative Redeemable Preferred Shares, $1.00 par value per share. The offering described in this prospectus supplement is not contingent on the PEPS Units offering nor is the PEPS Unit offering contingent on the offering described herein. You should not assume that the PEPS Units offering will be completed.
(2) Additional paid-in capital, as adjusted, includes the recognition of the fair value of the purchase contract for common shares of PartnerRe issued as part of each PEPS Unit.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   The following, together with "Description of the Trust Preferred Securities" in the accompanying prospectus, is a description of the material terms of the preferred securities. If the description of the preferred securities set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement. You should also read the amended and restated trust agreement, to be dated as of November 21, 2001 (the "trust agreement"), the Delaware Business Trust Act and the Trust Indenture Act. A form of the trust agreement has been filed with the SEC as an exhibit to the registration statement pertaining to this prospectus supplement.

   The Trust will issue the preferred securities under the terms of the trust agreement. The trust agreement is qualified under the Trust Indenture Act. JPMorgan Chase Bank will act as the property trustee for purposes of complying with the Trust Indenture Act. JPMorgan Chase Bank USA, N.A. will act as Delaware trustee. The terms of the preferred securities will include those stated in the trust agreement and the Delaware Business Trust Act and those made part of the trust agreement by the Trust Indenture Act.

General

   The preferred securities will be limited to $200,000,000 aggregate liquidation amount outstanding. The preferred securities will rank equal to, and payments will be made on the preferred securities on a proportional basis with, the common securities. However, the preferred securities will rank prior to the common securities as to payment if and so long as an event of default under the junior subordinated debt securities has occurred and is continuing as described under "Description of the Trust Preferred Securities--Subordination of Common Securities" in the accompanying prospectus. The trust agreement does not permit the Trust to issue any securities other than the common securities and the preferred securities or to incur any indebtedness.

   PartnerRe Finance will register the junior subordinated debt securities in the name of the Trust. The property trustee will hold the junior subordinated debt securities in trust for the benefit of the holders of the preferred securities and the common securities.

Distributions

   Distributions on the preferred securities will be fixed at an annual rate of 7.90% of the stated liquidation amount of $25 per preferred security, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2001. If the Trust is terminated and its assets distributed, for each preferred security you own, you are entitled to receive a like amount of junior subordinated debt securities or the liquidation amount of $25 plus accumulated but unpaid distributions from the assets of the Trust available for distribution, after it has paid liabilities owed to its creditors. Distributions to which holders of the preferred securities are entitled and that are past due will accumulate additional distributions, as permitted by applicable law, at an annual rate of 7.90% of the unpaid distributions, compounded quarterly. The term "distribution" includes any additional distributions payable unless otherwise stated.

   The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. The amount of distributions payable for any full distribution period will be computed by dividing the rate per annum by four.

   Distributions on the preferred securities:

    .  will be cumulative;

    . will accumulate from November 21, 2001, the date of initial issuance of the preferred securities; and

    . will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2001, and will be payable to the holder of record, as described below.

   Funds available for distribution will be limited to payments received from PartnerRe Finance on the junior subordinated debt securities, or from PartnerRe pursuant to the preferred securities guarantee and the JSDS Guarantee.

Payment of Distributions

   The Trust will pay distributions on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable payment dates, or, if the global securities certificate for the preferred securities is not then held by or on behalf of DTC, the Trust will make the payments by check mailed to the addresses of the holders as such addresses appear on the books and records of the Trust on the relevant record dates. However, a holder of $1,000,000 or more in aggregate liquidation amount of preferred securities may receive distribution payments, other than distributions payable at maturity, by wire transfer of immediately available funds upon written request to the Trust not later than 10 calendar days prior to the date on which the distribution is payable. The record dates will be the 10/th/ calendar day, whether or not a business day, before the relevant payment date.

   The Trust will pay distributions through the property trustee. The property trustee will hold amounts received from the junior subordinated debt securities in the payment account for the benefit of the holders of the preferred securities and the common securities.

   If a distribution is payable on a day that is not a business day, then that distribution will be paid on the next day that is a business day, and without any interest or other payment for any delay with the same force and effect as if made on the payment date. However, if that business day is in the next succeeding calendar year, the Trust will make the payment on the immediately preceding business day.

   A business day is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

Deferral of Distributions

   As long as there is no event of default under the junior subordinated debt securities, PartnerRe Finance has the right to defer payments of interest on the junior subordinated debt securities at any time and from time to time by extending the interest payment period for a period (an "extension period") of up to 20 consecutive quarters, but not beyond the maturity of the junior subordinated debt securities.

   As a consequence, during an extension period, the Trust will defer payment of the quarterly distributions on the preferred securities. The accumulated but unpaid distributions will continue to accumulate additional distributions, as permitted by applicable law, at an annual rate of 7.90%, compounded quarterly, during the extension period.

   If the Trust defers distributions, the deferred distributions, including accumulated additional distributions, will be paid on the distribution payment date following the last day of the extension period to the holders on the record date for that distribution payment date. Upon termination of an extension period and payment of all amounts due on the preferred securities, PartnerRe Finance may elect to begin a new extension period, subject to the above conditions.

   While PartnerRe Finance defers interest payments on the junior subordinated debt securities:

    . PartnerRe Finance and PartnerRe will generally not be permitted to declare or pay any dividends or any distributions on, or redeem, purchase, acquire or make a liquidation payment on any of their capital stock;

    . PartnerRe will generally not permit its subsidiaries to pay any distributions on, or redeem, purchase or acquire any of, PartnerRe's capital stock;

    . PartnerRe Finance will generally not be permitted to make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem debt securities of PartnerRe Finance that rank equal or junior to the junior subordinated debt securities;

    . PartnerRe will generally not be permitted to make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem debt securities of PartnerRe that rank equal or junior to the JSDS Guarantee; and

    . PartnerRe Finance and PartnerRe will generally not be permitted to make any guarantee payments on any guarantee made by them of any debt securities of their subsidiaries if such guarantee ranks equal or junior in interest to the junior subordinated debt securities, in the case of PartnerRe Finance, or to the JSDS Guarantee, in the case of PartnerRe.

   If PartnerRe Finance defers payments of interest on the junior subordinated debt securities, the preferred securities would at that time be treated as being issued with original issue discount for United States Federal income tax purposes. This means that you would be required to include accrued interest in your income for United States Federal income tax purposes without regard to your receipt of any cash distributions. See "United States Federal Income Tax Consequences" for a more complete discussion.

   PartnerRe Finance has no current intention of deferring payments of interest by extending the interest payment period on the junior subordinated debt securities.

Redemption

   When PartnerRe Finance repays or redeems the junior subordinated debt securities, whether at stated maturity or upon earlier redemption, the property trustee will apply the proceeds from the repayment or redemption to redeem preferred securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of junior subordinated debt securities being repaid or redeemed. The redemption price per security will equal the $25 liquidation amount, plus accumulated but unpaid distributions to the redemption date.

   If less than all of the junior subordinated debt securities are to be repaid or redeemed, then the aggregate liquidation amount of the preferred securities and the common securities to be redeemed will be allocated pro rata, except if an event of default under the junior subordinated debt securities has occurred and is continuing. See "Description of the Trust Preferred Securities--Subordination of Common Securities" in the accompanying prospectus.

   PartnerRe Finance will have the right to redeem the junior subordinated debt securities:

    . on or after November 21, 2006, in whole or in part, on one or more occasions, at any time; and

    . in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Special Event relating to the preferred securities.

   A redemption of the junior subordinated debt securities will cause a mandatory redemption of the preferred securities and the common securities. See "Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust--Redemption" in the accompanying prospectus.

   "Special Event" means either a Tax Event or an Investment Company Event.

   "Tax Event" means the receipt by the Trust or by PartnerRe Finance of an opinion of counsel experienced in such matters to the effect that as a result of:

    . any amendment to, or change, including any announced prospective change, in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein; or

    . any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations (including any change in interpretation or application of law or regulation by any taxing authority);

which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the Trust, there is more than an insubstantial risk that:

   (1) the Trust is, or will be within 90 days of delivery of the opinion of counsel, subject to United States Federal income tax with respect to income received or accrued on the junior subordinated debt securities;

   (2) interest payable by PartnerRe Finance on the junior subordinated debt securities is not, or will not be within 90 days of the delivery of the opinion of counsel, deductible by PartnerRe Finance, in whole or in part, for United States Federal income tax purposes; or

   (3) the Trust is, or will be within 90 days of delivery of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   "Investment Company Event" means the receipt by the Trust of an opinion of counsel to PartnerRe Finance experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in the 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" or a company "controlled" by an "investment company" that is required to be registered under the Investment Company Act, which Change in the 1940 Act Law becomes effective on or after the date of original issuance of the preferred securities of the Trust.

   If junior subordinated debt securities provide for the payment by PartnerRe Finance of certain taxes, assessments or other governmental charges imposed on the holder of any such junior subordinated debt security, PartnerRe Finance will pay any additional sums required so that distributions on the preferred securities will not be reduced by any additional taxes (other than withholding taxes), duties or other governmental charges payable by the Trust. See "Description of the Junior Subordinated Debt Securities--Payment of Additional Amounts."

Redemption Procedures

   The Trust may redeem preferred securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price. See "Description of the Trust Preferred Securities--Subordination of Common Securities" in the accompanying prospectus.

   The property trustee will mail written notice of the redemption of the preferred securities to the registered holders at least 30, but not more than 60, days before the date fixed for redemption. If the Trust gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the property trustee will, for preferred securities held in book-entry form:

    . irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

    . give DTC irrevocable instructions and authority to pay the redemption price to the holders of the preferred securities.

   With respect to the preferred securities not held in book-entry form, if funds are available for payment, the property trustee will:

    . irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price; and

    . give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of preferred securities upon surrender of their certificates evidencing the preferred securities.

   Notwithstanding the above, distributions payable on or prior to the date of redemption for any preferred securities called for redemption will be payable to the holders of the preferred securities on the relevant record dates. See "Description of the Trust Preferred Securities--Redemption Procedures" in the accompanying prospectus for a more complete discussion.

   Once notice of redemption is given and funds are deposited, then all rights of the holders of the preferred securities called for redemption will terminate, except the right to receive the redemption price, but without any interest or other payment for any delay in receiving it. If notice of redemption is given and funds are deposited as required, the preferred securities will cease to be outstanding.

   If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay. However, if that business day is in the next succeeding calendar year, the Trust will make the payment on the immediately preceding business day.

   Unless PartnerRe Finance, PartnerRe under the JSDS Guarantee and the Trust each default in payment of the redemption price for the junior subordinated debt securities, on or after the redemption date, interest will cease to accrue on such junior subordinated debt securities and distributions will cease to accrue on the preferred securities.

   Subject to the above and applicable law, including United States Federal securities law, PartnerRe Finance may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

   If less than all the preferred securities and common securities are redeemed, then the aggregate liquidation amount of the preferred securities and the common securities to be redeemed normally will be allocated pro rata among the common securities and the preferred securities, based upon the relative liquidation amounts of such classes. However, if an event of default has occurred and is continuing under the junior subordinated debt securities, holders of the preferred securities will be paid in full before any payments are made to holders of the common securities. See "Description of the Trust Preferred Securities--Subordination of Common Securities" in the accompanying prospectus for a more complete discussion. The property trustee will select the particular preferred securities to be redeemed on the pro rata basis described above not more than 60 days before the date of redemption by any method the property trustee deems fair and appropriate or, if the preferred securities are then held in book-entry form, in accordance with DTC's customary procedures.

Liquidation Distribution Upon Dissolution

   The amount payable on the preferred securities in the event of any liquidation of the Trust is the liquidation amount of $25 per preferred security plus accumulated but unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of junior subordinated debt securities.

   PartnerRe Finance can at any time dissolve the Trust. If the Trust dissolves and it has paid the liabilities owed to its creditors, the junior subordinated debt securities may be distributed to the holders of the preferred securities and common securities.

   The trust agreement states that the Trust will dissolve automatically on December 31, 2055 or earlier upon:

   (1) the bankruptcy, dissolution or liquidation of PartnerRe Finance or PartnerRe;

   (2) the written direction to the property trustee from PartnerRe Finance at any time (which direction is optional and wholly within the discretion of PartnerRe Finance) to dissolve the Trust and distribute to holders of preferred securities and common securities in exchange for such securities, junior subordinated debt securities having a principal amount equal to the liquidation amount of the preferred securities and the common securities so exchanged;

   (3) the redemption of all the preferred securities and the common securities in connection with the redemption of all the junior subordinated debt securities; or

   (4) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

   If the Trust dissolves as described in clauses (1), (2) or (4) in the preceding paragraph, after the Trust pays all amounts owed to creditors, holders of the preferred securities and the common securities will be entitled to receive, at the option of PartnerRe Finance,

    . junior subordinated debt securities having a principal amount equal to the liquidation amount of the preferred securities and the common securities of the holders; or

    . a cash amount equal to, in the case of holders of preferred securities, the aggregate liquidation amount plus accumulated but unpaid distributions to the date of payment.

   If the Trust cannot pay the full amount due on the preferred securities and the common securities because it has insufficient assets for payment, then the amounts the Trust owes on the preferred securities will be allocated on a pro rata basis. The holders of the common securities will be entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the preferred securities, except that if an event of default under the junior subordinated debt securities has occurred and is continuing, the Trust will pay the total amounts due on the preferred securities before making any distribution on the common securities. See "Description of the Trust Preferred Securities--Subordination of Common Securities" in the accompanying prospectus.

   After the liquidation date is fixed for any distribution of junior subordinated debt securities, upon dissolution of the Trust:

    . the preferred securities and the common securities will no longer be deemed to be outstanding;

    . DTC or its nominee, as the registered holder of preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon distribution with respect to preferred securities held by DTC or its nominee; and

    . any certificates representing preferred securities will be deemed to represent the junior subordinated debt securities having an aggregate principal amount equal to the liquidation amount of the preferred securities, and bearing accrued but unpaid interest equal to accumulated but unpaid distributions on the preferred securities, until the holder of those certificates presents them to the security registrar for the preferred securities for transfer or reissuance.

   The Trust cannot assure you as to the market prices of the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution or liquidation of the Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Events of Default

   The occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see "Description of the Junior Subordinated Debt Securities--Events of Default") constitutes a "Debenture Event of Default" under the trust agreement with respect to the preferred securities.

   If a Debenture Event of Default has occurred and is continuing, the preferred securities have a preference over the common securities upon dissolution of the Trust. See "--Liquidation Distribution Upon Dissolution". The existence of a Debenture Event of Default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities.

Concerning the Property Trustee

   From time to time, PartnerRe Finance, PartnerRe and certain of its subsidiaries may maintain deposit accounts with and conduct other banking transactions, including lending transactions, with the property trustee and its affiliates in the ordinary course of business.

   Under the junior subordinated indenture, the property trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the junior subordinated indenture and related matters.

The Preferred Securities Will Initially Be Issued in Book-Entry Form and Held Through DTC

   DTC will act as securities depositary for the preferred securities. The Trust will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of preferred securities. The Trust will deposit these certificates with DTC or a custodian appointed by DTC. Except as set forth below, the global securities certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The Trust will not issue certificates to you for the preferred securities that you purchase, unless DTC's services are discontinued as described below. Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the preferred securities. So long as DTC or its nominee is the registered owner of a global securities certificate, DTC or its nominee will be considered the sole owner and holder of the preferred securities represented by that global securities certificate for all purposes of the preferred securities.

   DTC has provided the Trust and PartnerRe Finance with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

   When you purchase preferred securities within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the preferred securities on DTC's records. You, as the actual owner of the preferred securities, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts preferred securities are credited.

   You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the preferred securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping accurate account of the holdings of their customers like you.

   Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

   The laws of some states may require that specified purchasers of securities take physical delivery of the preferred securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificate representing the preferred securities.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   The Trust and PartnerRe Finance understand that, under DTC's existing practices, if the Trust or PartnerRe Finance requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under the trust agreement or the junior subordinated debt securities, DTC would authorize the Direct Participants holding the relevant beneficial interests to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   The property trustee, on behalf of the Trust, will send redemption notices to Cede & Co. If less than all of the preferred securities are being redeemed, DTC will reduce each Direct Participant's holdings of preferred securities in accordance with its procedures.

   In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the preferred securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

   The property trustee, on behalf of the Trust, will make distributions on the preferred securities directly, or indirectly through a paying agent, to DTC. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. The underwriters will initially designate the accounts to be credited.

   Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, PartnerRe Finance, the Trust, the trustees, the paying agent or any other agent of PartnerRe Finance or the Trust.

   Accordingly, PartnerRe Finance, PartnerRe, the Trust, the trustees and any paying agent will have no responsibility or liability for:

    . any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests;

    . ownership interests in preferred securities represented by a global securities certificate;

    . any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or

    . the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

   DTC may discontinue providing its services as securities depositary with respect to the preferred securities at any time by giving reasonable notice to the Trust. Additionally, the Trust may decide to discontinue the book-entry only system of transfers with respect to the preferred securities. In that event, the Trust will print and deliver certificates for the preferred securities. If DTC notifies the Trust that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Trust within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, the Trust will issue the preferred securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. If an event of default under the trust agreement has occurred and is continuing, the Trust is required to print and deliver certificates for the preferred securities. Any certificates delivered by the Trust will be registered in the names of the owners of the beneficial interests in the global securities certificates as directed by DTC.

   According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

   The Trust and PartnerRe Finance obtained the information in this section concerning DTC and DTC's book-entry system from sources that the Trust and PartnerRe Finance believe to be reliable, but take no responsibility for the accuracy of the information.

            DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

   The following, together with "Description of the Debt Securities" and "Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust" in the accompanying prospectus, is a description of the material terms of the junior subordinated debt securities. If the description of the junior subordinated debt securities set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement. You should also read the PartnerRe Finance junior subordinated indenture and the Trust Indenture Act. A form of the junior subordinated indenture is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement.

General

   The junior subordinated debt securities will be unsecured obligations of PartnerRe Finance, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of PartnerRe Finance, as described under "Description of the Debt Securities--Subordination of the Junior Subordinated Debt Securities" in the accompanying prospectus. The junior subordinated debt securities will be limited in aggregate principal amount to approximately $206,186,000.

   The junior subordinated debt securities, which are issued to the Trust in connection with the issuance of preferred securities and common securities by the Trust, may subsequently be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Trust upon the occurrence of certain events.

Interest

   The junior subordinated debt securities will bear interest at an annual rate of 7.90%, from and including November 21, 2001 until the principal becomes due and payable. Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2001. Interest payments not paid when due will accrue, as permitted by applicable law, additional interest, compounded quarterly, at the annual rate of 7.90%. PartnerRe Finance will pay interest on the junior subordinated debt securities to the holders of record on the relevant record date. The record date will be 10 calendar days, whether or not a business day, before the relevant payment date.

   The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period.

   If any date on which interest is payable on the junior subordinated debt securities is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable. However, if that business day is in the next succeeding calendar year, PartnerRe Finance will make the payment on the immediately preceding business day. Accrued interest that is not paid on the applicable interest payment date will bear additional interest at the rate per annum of 7.90%, compounded quarterly, and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period. The term "interest" as used in this prospectus supplement and the accompanying prospectus includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date, compounded interest and additional amounts, as applicable.

   Interest payment provisions for the junior subordinated debt securities correspond to the distribution provisions for the preferred securities. See "Description of the Preferred Securities--Payment of Distributions."

Option to Extend Interest Payment Date

   PartnerRe Finance can at any time and from time to time during the term of the junior subordinated debt securities issued to the Trust defer payments of interest (referred to as an "extension period") for up to 20 consecutive quarterly periods, provided that, among other things, such extension period may not extend beyond the stated maturity of the junior subordinated debt securities. See "Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust--Option to Extend Interest Payment Date" in the accompanying prospectus.

Option to Extend Maturity Date

   PartnerRe Finance can extend the maturity of the junior subordinated debt securities to a date no later than December 31, 2050 so long as at the time such election is made and at the time such extension commences:

    . no event of default under the junior subordinated debt securities has occurred and is continuing;

    . the Trust is not in arrears on payments of distributions on the preferred securities and no deferred distributions on the preferred securities are accumulated; and

    . the junior subordinated debt securities are, and immediately after such extension will be, rated at least investment grade by either Standard & Poor's Rating Services, Moody's Investors Service, Inc. or any other nationally recognized statistical rating organization.

   In the event that PartnerRe Finance elects to extend the maturity date of the junior subordinated debt securities, it shall give notice to the indenture trustee, and the indenture trustee shall give notice of such extension to the holders of the junior subordinated debt securities no less than 30 and no more than 90 days prior to the effectiveness of the extension.

Conditional Right to Shorten Maturity

   If a Tax Event occurs with respect to the deductibility of the interest on the junior subordinated debt securities, PartnerRe Finance will have the right, prior to any dissolution of the Trust, to accelerate the maturity date of the junior subordinated debt securities to the minimum extent required so that interest on the junior subordinated debt securities will be tax deductible for PartnerRe Finance for United States federal income tax purposes. In no event, however, may the resulting maturity of the junior subordinated debt securities be less than 15 years from the date of issuance.

   PartnerRe Finance may accelerate the maturity only if it has received an opinion of counsel to PartnerRe Finance experienced in such matters to the effect that:

    . after the acceleration, interest paid on the junior subordinated debt securities will be deductible for United States federal income tax purposes; and

    . the acceleration will not cause a taxable event to holders of the preferred securities.

   In the event that PartnerRe Finance elects to shorten the maturity date of the junior subordinated debt securities, it shall give notice to the indenture trustee, and the indenture trustee shall give notice of such shortening to the holders of the junior subordinated debt securities no less than 30 and no more than 90 days prior to the effectiveness of the shortening.

Additional Sums

   If the Trust would be required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, PartnerRe Finance shall, unless it has terminated the Trust or caused a redemption in full of the preferred securities, pay as additional amounts on the junior subordinated debt securities such amounts as shall be required so that the distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

Payment of Additional Amounts

   PartnerRe Finance will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the junior subordinated debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction in which PartnerRe Finance is organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction by PartnerRe Finance is required by the law of the jurisdiction in which PartnerRe Finance is organized, PartnerRe Finance will, subject to certain limitations and exceptions described below, pay to the holder of any such junior subordinated debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such junior subordinated debt security and the junior subordinated indenture to be then due and payable.

   Notwithstanding the foregoing, PartnerRe Finance will not be required to pay any additional amounts under the junior subordinated indenture for or on account of:

   (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such junior subordinated debt security, (b) presented such junior subordinated debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such junior subordinated debt security could not have been presented for payment elsewhere, or (c) presented such junior subordinated debt security for payment more than 30 days after the date on which the payment in respect of such junior subordinated debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such junior subordinated debt security for payment on any day within that 30-day period;

   (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

   (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such junior subordinated debt security to comply with any reasonable request by PartnerRe Finance addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

   (4) any combination of items (1), (2) and (3).

In addition, PartnerRe Finance will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such junior subordinated debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such junior subordinated debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the junior subordinated debt security.

Redemption

   The junior subordinated debt securities are redeemable prior to maturity at the option of PartnerRe Finance:

  . on or after November 21, 2006, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities so redeemed plus accrued and unpaid interest thereon to the date fixed for redemption, or

  . at any time, in whole but not in part, upon the occurrence and continuation of a Special Event, within 90 days of the occurrence of such Special Event, at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities so redeemed plus accrued and unpaid interest thereon to the date fixed for redemption.

Subordination of the Subordinated Debt Securities

   The junior subordinated debt securities will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of PartnerRe Finance. In the event of:

   . any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to PartnerRe Finance or to its creditors, as such, or to its assets;

   . any voluntary or involuntary liquidation, dissolution or other winding up of PartnerRe Finance, whether or not involving insolvency or bankruptcy; or

   . any assignment for the benefit of creditors or any other marshalling of assets and liabilities of PartnerRe Finance,

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the junior subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, junior subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Senior Indebtedness of PartnerRe Finance being subordinated to the payment of junior subordinated debt securities, which may be payable or deliverable in respect of junior subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

   By reason of such subordination, in the event of PartnerRe Finance's liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of PartnerRe Finance that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of junior subordinated debt securities.

   Subject to the payment in full of all Senior Indebtedness, the rights of the holders of junior subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of PartnerRe Finance applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, junior subordinated debt securities have been paid in full.

   No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the junior subordinated debt securities, or payments to acquire such securities, may be made (1) if any Senior Indebtedness of PartnerRe Finance is not paid when due and such default has not been cured or waived or ceased to exist, or
(2) if the maturity of any Senior Indebtedness of PartnerRe Finance has been accelerated because of a default.

   The junior subordinated indenture does not limit or prohibit PartnerRe Finance from incurring additional Senior Indebtedness, which may include Indebtedness (as defined in the junior subordinated indenture) that is senior to junior subordinated debt securities, but subordinate to PartnerRe Finance's other obligations.

   The term "Senior Indebtedness" means all Indebtedness (as defined in the junior subordinated indenture) of PartnerRe Finance outstanding at any time, except:

   . the junior subordinated debt securities;

   . Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the junior subordinated debt securities or any other Indebtedness ranking pari passu with the junior subordinated debt securities;

   . Indebtedness of PartnerRe Finance to an Affiliate (as defined in the junior subordinated indenture);

   . interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against PartnerRe Finance in a proceeding under federal or state bankruptcy laws;

   . trade accounts payable;

   . liability for income, franchise, real estate or other taxes; and

   . any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Trust or (y) any trust, partnership or other entity affiliated with PartnerRe which is a financing vehicle of PartnerRe or any Affiliate of PartnerRe in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of the Preferred Securities" in the accompanying prospectus.

   Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Distribution of the Junior Subordinated Debt Securities

   Under certain circumstances involving the dissolution of the Trust, junior subordinated debt securities may be distributed to the holders of the preferred securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of preferred securities in liquidation, the junior subordinated debt securities will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the preferred securities, will act as depositary for the junior subordinated debt securities. It is anticipated that the depositary arrangements for the junior subordinated debt securities would be substantially identical to those in effect for the preferred securities. If the junior subordinated debt securities are distributed to the holders of preferred securities upon the liquidation of the Trust, PartnerRe Finance will use its commercially reasonable efforts to list the junior subordinated debt securities on the New York Stock Exchange or such other stock exchanges, if any, on which the preferred securities are then listed. There can be no assurance as to the market price of any junior subordinated debt securities that may be distributed to the holders of preferred securities.

Registration of the Junior Subordinated Debt Securities

   A global security will be exchangeable for junior subordinated debt securities registered in the names of persons other than DTC or its nominee only if

  . DTC notifies PartnerRe Finance that it is unwilling or unable to continue as a depository for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary,

  . PartnerRe Finance in its sole discretion determines that such global security will be so exchangeable, or

  . there shall have occurred and be continuing an event of default under the PartnerRe Finance junior subordinated indenture with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security. In the event that junior subordinated debt securities are issued in definitive form, such junior subordinated debt securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

   Payments on junior subordinated debt securities represented by a global security will be made to DTC, as the depositary for the junior subordinated debt securities. In the event junior subordinated debt securities are issued in definitive form, principal and interest will be payable, the transfer of the junior subordinated debt securities will be registrable, and junior subordinated debt securities will be exchangeable for junior subordinated debt securities of other denominations of a like aggregate principal amount, at the corporate office of the junior subordinated debt security trustee or at the offices of any paying agent or transfer agent appointed by PartnerRe Finance, provided that payment of interest may be made at the option of PartnerRe Finance by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the junior subordinated debt securities are issued in certificated form, the record dates for payment of interest will be 10 calendar days, whether or not a business day, before the relevant payment dates.

Events of Default

   The following events will constitute an Event of Default under the junior subordinated indenture with respect to the junior subordinated debt securities (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  . default in the payment of any interest on the junior subordinated debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

  . default in the payment of the principal of or any premium on the junior subordinated debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  . default in the performance, or breach, of any covenant or warranty of PartnerRe Finance or PartnerRe contained in the junior subordinated indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such indenture;

  . if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of PartnerRe Finance or PartnerRe for borrowed money (other than Indebtedness which is non-recourse to PartnerRe Finance or PartnerRe, as the case may be) happens and consists of default in the payment of more than $100,000,000 in principal amount of such Indebtedness when due (after giving effect to any applicable grace period) or shall result in such Indebtedness in principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the junior subordinated indenture;

  . PartnerRe Finance or PartnerRe shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

  . certain events relating to bankruptcy, insolvency or reorganization of PartnerRe Finance or PartnerRe.

   If an Event of Default with respect to the junior subordinated debt securities has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the Trust may institute a legal proceeding directly against PartnerRe Finance and/or against PartnerRe, as guarantor, which is referred to in the accompanying prospectus as a "Direct Action," for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. PartnerRe Finance and PartnerRe may not amend the junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the preferred securities. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

   The holders of the preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the trust agreement.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

   The following, together with the ''Description of the Trust Preferred Securities Guarantee'' in the accompanying prospectus, is a description of the material terms of the guarantee relating to the preferred securities. If the description of this guarantee set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement. You should read the preferred securities guarantee, to be dated as of November 21, 2001, between PartnerRe and JPMorgan Chase Bank USA, N.A., as guarantee trustee, and the Trust Indenture Act. A form of the preferred securities guarantee is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus.

   The following payments on the preferred securities, if not fully paid by the Trust, will be paid by PartnerRe under the preferred securities guarantee, without duplication:

    . any accrued and unpaid distributions required to be paid on the preferred securities, to the extent the Trust has funds available to make the payment;

    . the redemption price, including all accrued and unpaid distributions to the redemption date with respect to any preferred securities called for redemption, to the extent the Trust has funds available to make the payment; and

    . upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of the junior subordinated debt securities to the holders of preferred securities, the lesser of:

   (1) the aggregate of the $25 liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the Trust has funds available to make the payment; and

   (2) the amount of assets of the Trust remaining available for distribution to holders of the preferred securities upon liquidation of the Trust.

   PartnerRe's obligation to make these payments on the preferred securities may be satisfied by direct payment of the required amounts by PartnerRe to the holders of the preferred securities or by causing the Trust to pay the amounts to the holders.

Subordination

   The preferred securities guarantee of PartnerRe will be an irrevocable guarantee on a subordinated basis of the Trust's payment obligations under the preferred securities, but will apply only to the extent that the Trust has funds sufficient to make such payments.

   If PartnerRe Finance does not make interest payments on the corresponding junior subordinated debt securities held by the Trust and PartnerRe does not make these payments under the JSDS Guarantee, the Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. The preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of PartnerRe, except Indebtedness ranking equally or subordinate by its terms. See "Description of the Trust Preferred Securities Guarantee--Status of the Preferred Securities Guarantees" in the accompanying prospectus.

   The preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by PartnerRe on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with PartnerRe. The preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against PartnerRe to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity. The preferred securities guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. The preferred securities guarantee does not place a limitation on the amount of additional Indebtedness that may be incurred by PartnerRe. PartnerRe will from time to time incur additional Indebtedness that will rank senior to the preferred securities guarantee.

Payment of Additional Amounts

   PartnerRe will not be required to pay any additional amounts for or on account of:

   (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the JSDS Guarantee, (b) presented such junior subordinated debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such junior subordinated debt security could not have been presented for payment elsewhere, or (c) presented such junior subordinated debt security for payment more than 30 days after the date on which the payment in respect of such junior subordinated debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such junior subordinated debt security for payment on any day within that 30-day period;

   (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

   (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such junior subordinated debt security to comply with any reasonable request by PartnerRe Finance addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

   (4) any combination of items (1), (2) and (3).

   In addition, PartnerRe will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such junior subordinated debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such junior subordinated debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the junior subordinated debt security.

       DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES GUARANTEE

   The following, together with the ''Description of the Junior Subordinated Debt Securities Guarantee'' in the accompanying prospectus, is a description of the material terms of the guarantee relating to the junior subordinated debt securities. If the description of this guarantee set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement. You should read the JSDS Guarantee, to be dated as of November 21, 2001, between PartnerRe and JPMorgan Chase Bank, as guarantee trustee. A form of JSDS Guarantee is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus.

   PartnerRe will fully and unconditionally guarantee all obligations of PartnerRe Finance with respect to the junior subordinated debt securities. Such JSDS Guarantee will be an unsecured obligation of PartnerRe, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes PartnerRe's senior debt securities).

   PartnerRe is a holding company that conducts substantially all of its operations through its reinsurance company subsidiaries. As a result, PartnerRe's ability to make payments under the JSDS Guarantee will depend primarily upon the receipt of dividends and other distributions from its reinsurance subsidiaries. Applicable insurance laws restrict the ability of PartnerRe's reinsurance subsidiaries to pay dividends or make other payments to it. Under these laws, the reinsurance subsidiaries generally may only make dividend payments out of earned surplus, and regulatory approval may be required for payments in excess of specified amounts based on the subsidiaries' financial condition and results of operations.

   In addition, PartnerRe's right to participate in any distribution of assets of any of its subsidiaries upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of the preferred securities to benefit indirectly from that distribution, will be subject to the prior claims of creditors of those subsidiaries, except to the extent that any of PartnerRe's claims as a creditor of that subsidiary may be recognized. As a result, the JSDS Guarantee will effectively be subordinated to all existing and future liabilities and obligations of PartnerRe's subsidiaries. Therefore, you should look only to PartnerRe's assets for payments on the JSDS Guarantee. At September 30, 2001, subsidiaries of PartnerRe had liabilities, including claims by policyholders for benefits payable and liabilities to other creditors, of approximately $4.7 billion.

   PartnerRe will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the junior subordinated debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments, or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, PartnerRe will, subject to certain limitations and exceptions described below, pay to the holder of any such junior subordinated debt security any such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such junior subordinated debt security and the junior subordinated indenture to be then due and payable.

   PartnerRe will not be required to pay any additional amounts for or on account of:

   (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the JSDS Guarantee, (b) presented such junior subordinated debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such junior subordinated debt security could not have been presented for payment elsewhere, or (c) presented such junior subordinated debt security for payment more than 30 days after the date on which the payment in respect of such junior subordinated debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such junior subordinated debt security for payment on any day within that 30-day period;

   (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

   (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such junior subordinated debt security to comply with any reasonable request by PartnerRe Finance addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

   (4) any combination of items (1), (2) and (3).

   In addition, PartnerRe will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such junior subordinated debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such junior subordinated debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the junior subordinated debt security.

   RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBT
     SECURITIES, THE JSDS GUARANTEE AND THE PREFERRED SECURITIES GUARANTEE

   PartnerRe's obligations described herein and in the accompanying prospectus, through the preferred securities guarantee, the JSDS Guarantee, the trust agreement and the junior subordinated indenture, taken together, constitute a full, irrevocable and unconditional guarantee by PartnerRe on a junior subordinated basis of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the preferred securities. See "The Capital Trust," "Description of the Preferred Securities" and "Description of the Debt Securities" in the accompanying prospectus.

   As long as PartnerRe Finance pays interest and other payments when due on the junior subordinated debt securities, or PartnerRe pays interest and other payments when due on the junior subordinated debt securities under the JSDS Guarantee, those payments will be sufficient to cover distributions and redemption and liquidation payments due on the preferred securities, primarily because:

    . the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the preferred securities and the common securities;

    . the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

    . PartnerRe will pay for any and all costs, expenses and liabilities of the Trust; and

    . the trust agreement provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

   A default or event of default under any Senior Indebtedness of PartnerRe or PartnerRe Finance would not necessarily constitute a default or event of default under the preferred securities. However, if certain events of bankruptcy, insolvency or reorganization occur, the junior subordinated indenture provides that no payments may be made on the junior subordinated debt securities until the Senior Indebtedness has been paid in full. See "Description of the Debt Securities--Subordination of the Junior Subordinated Debt Securities" in the accompanying prospectus.

Limited Purpose of the Trust

   The preferred securities represent preferred undivided beneficial interests in the assets of the Trust. The Trust exists for the exclusive purposes of:

    . issuing and selling preferred securities and common securities that represent undivided beneficial interests in the assets of the Trust;

    . using gross proceeds from the sale of the preferred securities and the common securities to acquire junior subordinated debt securities issued by PartnerRe Finance; and

    . engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities.

   A principal difference between the rights of a holder of a preferred security and a holder of a junior subordinated debt security is that a holder of a junior subordinated debt security is entitled to receive from PartnerRe Finance, or from PartnerRe under the JSDS Guarantee, payments on junior subordinated debt securities held by the holder, while a holder of preferred securities is entitled to receive distributions or other amounts payable with respect to the preferred securities from the Trust or from PartnerRe under the preferred securities guarantee only if and to the extent the Trust has funds available for the payment of those distributions.

Rights Upon Dissolution

   The holders of the preferred securities are entitled to receive, out of assets held by the Trust, a distribution in cash upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust that does not involve the distribution of the junior subordinated debt securities, after the Trust has paid the liabilities owed to its creditors as required by applicable law. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

   In the event of any voluntary or involuntary liquidation or bankruptcy of PartnerRe Finance, the Trust, as registered holder of the junior subordinated debt securities, would be a creditor of PartnerRe Finance, subordinated and junior in right of payment to all PartnerRe Finance's Senior Indebtedness, as defined in the accompanying prospectus, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debt securities before any stockholders of PartnerRe Finance receive payments or distributions. Since PartnerRe is the guarantor under the preferred securities guarantee and the JSDS Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than withholding taxes), the positions of a holder of the preferred securities and a holder of the junior subordinated debt securities relative to other creditors and to stockholders of PartnerRe in the event of liquidation or bankruptcy of PartnerRe Finance are expected to be substantially the same.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   In the opinion of Willkie Farr & Gallagher, tax counsel to PartnerRe, PartnerRe Finance and the Trust, the following discussion summarizes the material United States Federal income tax consequences of the purchase, ownership and disposition of the preferred securities.

   This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations under the Code, and administrative and judicial interpretations thereof, each as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and this summary is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this tax section or that a court would not sustain such a challenge.

   Except as otherwise stated, this summary deals only with the preferred securities held as capital assets by a holder who or which (i) purchased the preferred securities upon original issuance (an "Initial Holder") at their price to the public and (ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, entities classified as partnerships for United States Federal income tax purposes, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the preferred securities as a position in a "straddle," as part of a "synthetic security," "hedging," "conversion" or other integrated investment, US Holders having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address:

    . the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the preferred securities;

    . the United States Federal alternative minimum tax consequences of the purchase, ownership or disposition of the preferred securities; or

    . any state, local or foreign tax consequences of the purchase, ownership and disposition of preferred securities.

   A "US Holder" is a beneficial holder of the preferred securities who or which for United States Federal income tax purposes is:

    .  a citizen or resident of the United States;

    . a corporation (including an entity treated as a corporation for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

    . an estate whose income is subject to United States Federal income tax regardless of its source; or

    . a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the above, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that have properly elected to continue to be treated as United States persons, will also be US Holders.

   HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

   Characterization of the Junior Subordinated Debt Securities. PartnerRe, PartnerRe Finance and the Trust will agree to treat the junior subordinated debt securities as indebtedness for all United States Federal income tax purposes. Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement, and assuming full compliance with the terms of the junior subordinated indenture (and other relevant documents), the junior subordinated debt securities will be characterized for United States Federal income tax purposes as indebtedness of PartnerRe Finance.

US Holders

   Characterization of the Trust. Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement, and assuming full compliance with the terms of the trust agreement (and other relevant documents), the Trust will be characterized for United States Federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of the preferred securities generally will be considered the owner of an undivided portion of the junior subordinated debt securities owned by the Trust, and each US Holder will be required to include all income or gain recognized for United States Federal income tax purposes with respect to its allocable share of the junior subordinated debt securities on its own income tax return.

   Interest Income and Original Issue Discount. Under the terms of the junior subordinated debt securities, PartnerRe Finance has the ability to defer payments of interest at any time and from time to time during the term of the junior subordinated debt securities (referred to as an "extension period"), provided, among other things, that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Treasury regulations provide that debt instruments like the junior subordinated debt securities will not be considered issued with original issue discount ("OID") by reason of their issuer's ability to defer payments of interest if the likelihood of such deferral is "remote."

   PartnerRe Finance has concluded, and this discussion assumes, that, as of the date of this prospectus supplement, the junior subordinated debt securities should not be treated as issued with OID by reason of PartnerRe Finance's deferral option. Rather, stated interest on the junior subordinated debt securities will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that Holder's method of accounting for United States Federal income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described above.

   In the event PartnerRe Finance exercises its option to defer payments of interest, the junior subordinated debt securities would be treated as retired and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the junior subordinated debt securities would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for United States Federal income tax purposes) over the remaining term of the junior subordinated debt securities (including any extension period), without regard to the timing of interest payments under the junior subordinated debt securities. Subsequent distributions of interest on the junior subordinated debt securities generally would not, by themselves, be taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the junior subordinated debt securities in that period at the stated interest rate. Consequently, during any period of interest deferral, and any period thereafter, US Holders will include OID in gross income without regard to the receipt of cash, and a US Holder which disposes of a preferred security prior to the record date for payment of distributions on the junior subordinated debt securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to the OID.

   If the possibility of PartnerRe Finance's exercising its option to defer payments of interest were not treated as remote, the junior subordinated debt securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID). That OID would generally be includible in a US

Holder's taxable income, over the term of the junior subordinated debt securities, on an economic accrual basis as described above.

   Characterization of Income. Because the income underlying the preferred securities will not be characterized as dividends for United States Federal income tax purposes, corporate holders of the preferred securities will not be entitled to a dividends-received deduction for any income received or accrued on the preferred securities.

   Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust. Under certain circumstances described herein, the Trust may distribute the junior subordinated debt securities to holders in exchange for their preferred securities and in liquidation of the Trust. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution." Except as discussed below, a distribution of the junior subordinated debt securities would not be a taxable event for United States Federal income tax purposes, and each US Holder would have an aggregate adjusted basis for United States Federal income tax purposes in the junior subordinated debt securities received equal to the US Holder's aggregate adjusted basis in the preferred securities exchanged. For United States Federal income tax purposes, a US Holder's holding period in the junior subordinated debt securities received in a liquidation of the Trust would include the period during which the preferred securities were held by the holder. If, however, the Trust were treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the preferred securities for United States Federal income tax purposes.

   If a US Holder receives junior subordinated debt securities in exchange for the preferred securities, the US Holder would continue to include in its gross income interest or OID in respect of the junior subordinated debt securities received in the manner described above under "--Interest Income and Original Issue Discount."

   Under certain circumstances described in this prospectus supplement, the junior subordinated debt securities may be redeemed for cash with the proceeds distributed to holders in redemption of their preferred securities. See "Description of the Preferred Securities." A redemption of the preferred securities would be taxable for United States Federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the preferred securities for such cash. See "--Sales of Preferred Securities" below.

   Sales of Preferred Securities. A US Holder that sells preferred securities will recognize gain or loss equal to the difference between its adjusted basis in the preferred securities and the amount realized on the sale of the preferred securities. A US Holder's adjusted basis in the preferred securities generally will be its initial purchase price, increased by any OID previously included (or currently includible) in the holder's gross income to the date of disposition, and decreased by payments received on the preferred securities (other than any interest received with respect to the periods prior to the effective date of PartnerRe Finance's first exercise of its option to defer payments of interest). Any gain or loss on the sale of the preferred securities generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the preferred securities have been held by the selling Holder for more than one year prior to the date of disposition.

   A holder who disposes of its preferred securities between record dates for payments of distributions will be required to include, as ordinary income, accrued but unpaid interest on the junior subordinated debt securities through the date of disposition (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to reduce that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the preferred securities. To the extent the selling price of the preferred securities is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

Extension or Acceleration of the Stated Maturity Date

   If PartnerRe Finance exercises its option to extend or accelerate the stated maturity date of the junior subordinated debt securities, a US Holder should not be required to recognize taxable gain or loss as a result of such extension or acceleration.

Non-US Holders

   As used herein, the term "Non-US Holder" means a beneficial owner of the preferred securities that is, for United States Federal income tax purposes:

    . an individual who is classified as a nonresident for U.S. Federal income tax purposes;

    .  a foreign corporation; or

    .  a nonresident alien fiduciary of a foreign estate or trust.

   The following discussion applies to Non-US Holders.

   Payments to a Non-US Holder of a preferred security will generally not be subject to withholding of income tax, provided that:

    . the beneficial owner of the preferred security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of PartnerRe Finance entitled to vote;

    . the beneficial owner of the preferred security is not a controlled foreign corporation that is related to PartnerRe Finance through stock ownership;

    . the beneficial owner of the preferred security is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

    . either (i) the beneficial owner of the preferred securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the preferred security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that a statement substantially similar to that in clause (i) above has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Trust or its agent with a copy of the statement.

   A Non-US Holder of a preferred security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a preferred security unless, in the case of certain Non-US Holders who are nonresident alien individuals, the Non-US Holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met.

   A Non-US Holder which holds the preferred securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its preferred securities in the same manner as if it was a US Holder.

Information Reporting

   In general, information reporting requirements will apply to payments (including OID) made on, and proceeds from the sale of, the preferred securities held by a noncorporate US Holder within the United States. In addition, payments (including OID) made on, and payments of the proceeds from the sale of, the preferred securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-US Holder status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding" below. Taxable income on the preferred securities for a calendar year should be reported to US Holders on the appropriate form by the following January 31st.

Backup Withholding

   Payments made on, and proceeds from the sale of, the preferred securities may be subject to a "backup" withholding tax of 30.5% (which rate is scheduled to be reduced periodically through 2006) unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's United States Federal income tax liability, or refunded, provided the required information is provided to the IRS.

   THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE TAX CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES. POTENTIAL HOLDERS OF THE PREFERRED SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                         CERTAIN ERISA CONSIDERATIONS

   Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") applies (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the preferred securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

   Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans, as well as individual retirement accounts and Keogh plans to which
Section 4975 of the Internal Revenue Code applies (also "Plans"), from engaging in specified transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code (together, "Parties in Interest") with respect to such Plan. A violation of those "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Internal Revenue Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

   Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Internal Revenue Code, but governmental and foreign plans may be subject to other legal restrictions.

   Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor, the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Internal Revenue Code if a Plan makes an "equity" investment in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

   If the assets of the Trust were deemed to be "plan assets," the persons providing services to the assets of the Trust may become Parties in Interest with respect to an investing Plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to transactions involving those assets.

   In this regard, if the person or persons with discretionary responsibilities over the junior subordinated debt securities or the guarantee were affiliated with PartnerRe, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Internal Revenue Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing Plans and affect the exercise of their best judgment as fiduciaries).

   Under an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if the preferred securities are "publicly-offered securities"--that is, they are:

    . widely held, i.e., owned by more than 100 investors independent of the Trust and of each other;

    .  freely transferable; and

    . sold to a Plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act") and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

   PartnerRe Finance expects that the preferred securities will meet the criteria of "publicly-offered securities" above, although no assurance can be given in this regard. The underwriters expect that the preferred securities will be held by at least 100 independent investors at the conclusion of the offering and that the preferred securities will be freely transferable. The preferred securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act. All of the common securities will be purchased and held by PartnerRe Finance.

   Even if the assets of the Trust are not deemed to be "plan assets" of Plans investing in the Trust, investments by Plans in preferred securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and
Section 4975 of the Internal Revenue Code with respect to an investing Plan.

   For example, if PartnerRe were a Party in Interest with respect to an investing Plan, either directly or by reason of the activities of one or more of its affiliates, sale of the preferred securities by the Trust to the Plan and/or extensions of credit between PartnerRe and the Trust, as represented by the junior subordinated debt securities and the guarantee, would likely be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Internal Revenue Code, unless exemptive relief were available under an applicable administrative exemption.

   The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the preferred securities by Plans. Those class exemptions are:

    . PTCE 96-23, for specified transactions determined by in-house asset managers;

    . PTCE 95-60, for specified transactions involving insurance company general accounts;

    . PTCE 91-38, for specified transactions involving bank collective investment funds;

    . PTCE 90-1, for specified transactions involving insurance company separate accounts; and

    . PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

   The preferred securities may not be purchased or held by or on behalf of any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

   Any purchaser or holder of the preferred securities or any interest in the preferred securities will be deemed to have represented by its purchase and holding that it either:

    . is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan; or

    . is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

   Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

   Purchasers of the preferred securities have the exclusive responsibility for ensuring that their purchase and holding of the preferred securities does not violate the prohibited transaction rules of ERISA or Section 4975 of the Code.

                                 UNDERWRITERS

   Under the terms and subject to the conditions of an underwriting agreement dated as of the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated, First Union Securities, Inc., Salomon Smith Barney Inc. and UBS Warburg LLC are acting as representatives, have severally agreed to purchase, and the Trust has agreed to sell to them, severally, the respective number of preferred securities set forth opposite their names.

                                                               Number of
 Name                                                     Preferred Securities
 ----                                                     --------------------
 Morgan Stanley & Co. Incorporated.......................      1,660,000
 First Union Securities, Inc.............................      1,660,000
 Salomon Smith Barney Inc................................      1,660,000
 UBS Warburg LLC.........................................      1,660,000
 ABN AMRO Incorporated...................................       40,000
 Bear, Stearns & Co. Inc.................................       40,000
 CIBC World Markets Corp.................................       40,000
 Credit Suisse First Boston Corporation..................       40,000
 Dain Rauscher Incorporated..............................       40,000
 Deutsche Banc Alex. Brown Inc...........................       40,000
 A.G. Edwards & Sons, Inc................................       40,000
 Goldman, Sachs & Co.....................................       40,000
 H & R BLOCK Financial Advisors, Inc.....................       40,000
 J.P. Morgan Securities Inc..............................       40,000
 Keefe, Bruyette & Woods Inc.............................       40,000
 Legg Mason Wood Walker Incorporated.....................       40,000
 Lehman Brothers Inc.....................................       40,000
 Prudential Securities Incorporated......................       40,000
 Quick & Reilly, Inc.....................................       40,000
 Charles Schwab & Co., Inc...............................       40,000
 TD Waterhouse Investor Services, Inc....................       40,000
 Tucker Anthony Incorporated.............................       40,000
 U.S. Bancorp Piper Jaffray Inc..........................       40,000
 Wells Fargo Van Kasper, LLC.............................       40,000
 Advest Inc..............................................       20,000
 Banc of America Securities LLC..........................       20,000
 BB&T Capital Markets, a Division of Scott & Stringfellow       20,000
 BNY Capital Markets, Inc................................       20,000
 C.L. King & Associates, Inc.............................       20,000
 Cochran, Securities LLC.................................       20,000
 D.A. Davidson & Co......................................       20,000
 Davenport & Company LLC.................................       20,000
 Fahnestock & Co., Inc...................................       20,000
 Ferris, Baker Watts Inc.................................       20,000
 Fifth Third Securities, Inc.............................       20,000
 Friedman, Billings Ramsey & Co., Inc....................       20,000
 Gibraltar Securities Co.................................       20,000
 Gruntal & Co., L.L.C....................................       20,000
 HSBC Securities (USA) Inc...............................       20,000
 Janney Montgomery Scott LLC.............................       20,000
 J.J.B. Hilliard, W.L. Lyons, Inc........................       20,000
 McDonald Investments Inc., a KeyCorp Company............       20,000

                                                             Number of
   Name                                                 Preferred Securities
   ----                                                 --------------------
   McGinn, Smith & Co., Inc............................         20,000
   Mesirow Financial, Inc..............................         20,000
   Parker/Hunter Incorporated..........................         20,000
   Pershing/ a Division of Donaldson, Lufkin & Jenrette         20,000
   Raymond James & Associates, Inc.....................         20,000
   Robert W. Baird & Co. Incorporated..................         20,000
   Sandler O'Neill & Partners, LP......................         20,000
   Southwest Securities, Inc...........................         20,000
   Stifel, Nicolaus & Company Incorporated.............         20,000
   William Blair & Co..................................         20,000
                                                             ---------
   Total...............................................      8,000,000
                                                             =========

   The underwriters are offering the preferred securities subject to their acceptance of the securities from the Trust and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the preferred securities are conditioned upon the delivery of legal opinions by their counsel. The underwriters are obligated to purchase all the preferred securities, if any preferred securities are purchased.

   The underwriters initially propose to offer part of the preferred securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the preferred securities to securities dealers at a price that represents a concession not in excess of $.50 per preferred security. Any underwriter may allow, and dealers may reallow, a concession not in excess of $.35 per preferred security to certain other dealers. After the initial offering of the preferred securities, the offering price and other selling terms may from time to time be changed by the underwriters.

   Because the proceeds from the sale of the preferred securities will be used to purchase the junior subordinated debt securities issued by PartnerRe Finance, the underwriting agreement provides that PartnerRe or one of its affiliates will pay to the underwriters as compensation for their services $.7875 per preferred security, or $6,300,000 in the aggregate.

   PartnerRe, PartnerRe Finance and the Trust have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the underwriters, they will not, during the period beginning on the date of the underwriting agreement and continuing to and including the closing under the underwriting agreement, offer, sell, contract to sell or otherwise dispose of, any securities that are substantially similar to the preferred securities. The PEPS Units offered concurrently herewith are not substantially similar to the preferred securities.

   Prior to this offering, there has been no public market for the preferred securities. The preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the preferred securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued. The underwriters have advised the Trust that they presently intend to make a market in the preferred securities prior to the commencement of trading on the New York Stock Exchange. The underwriters are not obligated to make a market in the preferred securities, however, and may discontinue market making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the preferred securities.

   PartnerRe, PartnerRe Finance and the Trust have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments the underwriters may be required to make under the Securities Act.

   In order to facilitate the offering of the preferred securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the preferred securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the preferred securities for their own account. The underwriters can close out a short position by purchasing preferred securities in the open market. As an additional means of facilitating the offering of preferred securities, the underwriters may bid for and purchase these preferred securities in the open market to stabilize the price of these preferred securities. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the preferred securities in the offering, if the syndicate repurchases previously distributed preferred securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the preferred securities above independent market levels or prevent or retard a decline in the market price of the preferred securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

   Each underwriter has agreed that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the preferred securities or possesses or distributes this prospectus supplement or the accompanying prospectus and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the preferred securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. Neither the Trust nor PartnerRe or PartnerRe Finance have any responsibility for an underwriter's compliance with applicable securities laws.

   Certain of the underwriters and their affiliates engage in various general financing and banking transactions with PartnerRe and its affiliates.

   It is expected that delivery of the preferred securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the sixth business day following the date of the pricing of the preferred securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade preferred securities on the date of pricing or the three next succeeding business days will be required, by virtue of the fact that the preferred securities initially will settle in T+6, to specify alternative settlement arrangements to prevent a failed settlement.

   First Union Securities, Inc. ("FUSI"), a subsidiary of Wachovia Corporation, conducts its investment banking, institutional, and capital markets businesses under the trade name of Wachovia Securities. Any references to "Wachovia Securities" in this prospectus supplement, however, do not include Wachovia Securities, Inc., a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of FUSI which may or may not be participating as a separate selling dealer in the distribution of the preferred securities.

                                 LEGAL MATTERS

   Certain legal matters with respect to United States and New York law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher, New York, New York. Certain legal matters of Delaware law with respect to the validity of the preferred securities will be passed upon by Morris, Nichols, Arght & Tunnell, special Delaware counsel to the Trust, PartnerRe and PartnerRe Finance. Certain legal matters with respect to Bermuda law will be passed upon for the Trust, PartnerRe and PartnerRe Finance by Appleby, Spurling & Kempe, Hamilton, Bermuda. Certain legal matters may be passed on for the underwriters by Davis Polk & Wardwell.

PROSPECTUS

                                 $600,000,000

                                PartnerRe Ltd.

 Common Shares, Preferred Shares, Debt Securities, Depositary Shares, Warrants to Purchase Common Shares, Warrants to Purchase Preferred Shares, Warrants to
  Purchase Debt Securities, Share Purchase Contracts and Share Purchase Units

                           PartnerRe Finance I Inc.

 Junior Subordinated Debt Securities Fully and Unconditionally Guaranteed on a
                           Junior Subordinated Basis
                                      by

                                PartnerRe Ltd.

                           PartnerRe Capital Trust I

    Preferred Securities Fully and Unconditionally Guaranteed to the Extent
                          Provided in this Prospectus
                                      by

                                PartnerRe Ltd.

   We, PartnerRe Finance and the Capital Trust may offer and sell from time to time:

  .  common shares;

  .  preferred shares;

  .  senior, subordinated or junior subordinated debt securities;

  .  depositary shares representing preferred shares or common shares;

  .  warrants to purchase common shares, preferred shares or debt securities;

  . junior subordinated debt securities of PartnerRe Finance which we will guarantee;

  .  preferred securities of the Capital Trust which we will guarantee; and

  .  share purchase contracts and share purchase units.

   We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

   We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

   Our common shares are traded on the New York Stock Exchange under the symbol "PRE." On October 24, 2001, the closing price of the common shares, as reported by the New York Stock Exchange, was $50.73 per share.

    Investing in our securities involves certain risks. See "Risk Factors" on page 6.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is November 1, 2001.

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NEITHER WE, PARTNERRE FINANCE NOR PARTNERRE CAPITAL TRUST I HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE, PARTNERRE FINANCE AND PARTNERRE CAPITAL TRUST I ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

   For North Carolina investors: the offered securities have not been approved or disapproved by the Commissioner of Insurance for the State of North Carolina, nor has the Commissioner of Insurance ruled upon the accuracy or the adequacy of this document. Buyers in North Carolina understand that neither we nor our subsidiaries are licensed in North Carolina pursuant to chapter 58 of the North Carolina General Statutes, nor could we or our subsidiaries meet the basic admissions requirements imposed by such chapter at the present time.

   Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda (although offers may be made to persons in Bermuda from outside Bermuda) and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

   In this prospectus, references to "dollar" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
WHERE YOU CAN FIND MORE INFORMATION........................................   1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   2
ABOUT THIS PROSPECTUS......................................................   2
PARTNERRE LTD..............................................................   3
PARTNERRE FINANCE..........................................................   4
THE CAPITAL TRUST..........................................................   4
RISK FACTORS...............................................................   6
FORWARD LOOKING STATEMENTS.................................................   6
USE OF PROCEEDS............................................................   7
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS OF
  PARTNERRE................................................................   7
GENERAL DESCRIPTION OF THE OFFERED SECURITIES..............................   7
DESCRIPTION OF OUR CAPITAL SHARES..........................................   8
DESCRIPTION OF THE DEPOSITARY SHARES.......................................  13
DESCRIPTION OF THE DEBT SECURITIES.........................................  16
CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT SECURITIES ISSUED TO THE
  CAPITAL TRUST............................................................  30
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES GUARANTEE...........  33
DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES OR PREFERRED
  SHARES...................................................................  35
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES....................  37
DESCRIPTION OF THE TRUST PREFERRED SECURITIES..............................  38
DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE....................  47
DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS...  50
PLAN OF DISTRIBUTION.......................................................  51
LEGAL OPINIONS.............................................................  53
EXPERTS....................................................................  53
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES
  LAWS.....................................................................  53

                      WHERE YOU CAN FIND MORE INFORMATION

General

   We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the common shares, preferred shares, debt securities, junior subordinated debt securities guarantees, depositary shares, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantees described in this prospectus. This prospectus is a part of the Registration Statement, but the Registration Statement also contains additional information and exhibits.

   We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may inspect and copy any of these materials at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission's public reference room. Our filings with the Commission are also available from the Commission's website located at http://www.sec.gov.

   Additionally, our common shares and our 8% Series A Cumulative Preferred Shares are each listed on the New York Stock Exchange, so our reports can also be inspected at the offices of the New York Stock Exchange located at 20 Broad Street, 17th Floor, New York, New York 10005.

PartnerRe Finance

   There are no separate financial statements of PartnerRe Finance in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of PartnerRe Finance because:

  . we, a reporting company under the Exchange Act, own indirectly all of the outstanding capital stock of PartnerRe Finance;

  . PartnerRe Finance has no independent operations or proposals to engage in any activity other than issuing junior subordinated debt securities to the Capital Trust and applying the proceeds as described in "Use of Proceeds;" and

  . the obligations of PartnerRe Finance under the junior subordinated debt securities will be fully and unconditionally guaranteed by us. See "Description of the Junior Subordinated Debt Securities Guarantee."

   PartnerRe Finance is not currently subject to the information reporting requirements of the Exchange Act and will not become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus.

The Capital Trust

   There are no separate financial statements of the Capital Trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the Capital Trust because:

  . We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the Capital Trust;

  . The Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the Capital Trust and investing the proceeds in junior subordinated debt securities issued by PartnerRe Finance which will be guaranteed by us; and

  . The obligations of the Capital Trust under the preferred securities will be fully and unconditionally guaranteed by us. See "Description of the Trust Preferred Securities Guarantee."

   The Capital Trust is not currently subject to the information reporting requirements of the Exchange Act and will not become subject to the requirements upon the effectiveness of the registration statement that contains this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering (including any documents filed after the date of this prospectus and prior to the effectiveness of the Registration Statement) shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

      (1) Our Annual Report on Form 10-K for the year ended December 31, 2000;

      (2) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001;

      (3) The description of our common shares set forth in our registration statements filed under the Exchange Act on Form 8-A on October 4, 1993 and October 24, 1996, including any amendment or report for the purpose of updating such description;

      (4) The description of our 8% Series A Cumulative Preferred Shares set forth in our registration statement filed under the Exchange Act on Form 8-Aon June 20, 1997, including any amendment or report for the purpose of updating such description;

      (5) Our Current Reports on Form 8-K dated September 24, 2001 and October 3,2001.

   To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits) call or write us at the following address: PartnerRe Ltd., Attn: Christine Patton, 96 Pitts Bay Road, Pembroke HM08, Bermuda, (441) 292-0888.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of two registration statements that we, the Capital Trust and PartnerRe Finance (which is a filer only with respect to the most recently filed registration statement) have filed with the Commission using a "shelf" registration process, relating to the common shares, preferred shares, depositary shares, debt securities, junior subordinated debt securities guarantees, warrants, share purchase contracts, share purchase units, preferred securities and preferred securities guarantees described in this prospectus. This means:

  . we, PartnerRe Finance and the Capital Trust may issue any combination of securities covered by this prospectus from time to time, up to a total initial offering price of $600,000,000;

  . we, PartnerRe Finance or the Capital Trust, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

  . the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

   This prospectus provides you with a general description of the securities we, PartnerRe Finance or the Capital Trust may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, PartnerRe Finance, the Capital Trust and the offered securities, please refer to the registration statement. Each time we, PartnerRe Finance or the Capital Trust sells securities, we, PartnerRe Finance or the Capital Trust will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." All references to "we," "us," "our" or "PartnerRe" refer to PartnerRe Ltd.

                                PARTNERRE LTD.

Overview

   PartnerRe Ltd., also referred to as "PartnerRe," is a Bermuda company with its registered and principal executive offices located at 96 Pitts Bay Road, Pembroke HM 08, Bermuda. Our telephone number is (441) 292-0888. We provide multi-line reinsurance to insurance companies on a worldwide basis through our wholly owned subsidiaries, Partner Reinsurance Company Ltd., PartnerRe SA (formerly known as SAFR PartnerRe) and Partner Reinsurance Company of the U.S. ("PartnerRe U.S."). Risks insured include property, catastrophe, agriculture, automobile, casualty, marine, aviation and space, credit and surety, technical and miscellaneous lines and life/annuity and health.

   We currently have approximately 1,900 clients in 122 countries who are principally served from locations in Bermuda, Hong Kong, Greenwich (Connecticut), Oslo, Paris, Seoul, Singapore, Tokyo, Toronto and Zurich. Our reinsurance operations are carried out by Partner Reinsurance Company Ltd. in Bermuda (which also operates branches in Switzerland, Singapore and Labuan), PartnerRe SA in Paris and PartnerRe U.S. in Greenwich (Connecticut).

Recent Significant Events

   On September 21, 2001, we issued a press release relating to the September 11, 2001 terrorist attacks in the United States, which press release was subsequently filed as an exhibit to our Current Report on Form 8-K, dated September 24, 2001. In this press release we reaffirmed that our expected loss from these events should fall within our initial estimated range of $375-$400 million.

   Our gross losses from these events are estimated to be $425-$450 million. Of our expected recoveries from retrocessions, approximately 60% are with companies rated "AA" or better. The estimate of net losses includes a reserve for potentially non-recoverable retrocessions. Our losses will be principally in property, aviation, and catastrophe treaties. We do not have large exposure to casualty lines, nor do we provide life or accident and health coverage in the U.S.

   We anticipate that these events will reduce after tax earnings by $350-$375 million.

Other Information

   For further information regarding PartnerRe including financial information, you should refer to our recent filings with the Commission.

                               PARTNERRE FINANCE

   PartnerRe Finance I Inc., also referred to as "PartnerRe Finance", is a newly formed Delaware corporation, with its principal executive offices located at One Greenwich Plaza, Greenwhich, Connecticut 06830-6352. PartnerRe Finance's telephone number is (203) 485-4200. PartnerRe Finance is an indirect, wholly-owned subsidiary of PartnerRe that was created solely for the purpose of issuing the junior subordinated debt securities to the Capital Trust and providing financing to other subsidiaries of PartnerRe.

                               THE CAPITAL TRUST

   PartnerRe Capital Trust I, also referred to as the "Capital Trust", is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by us, as original sponsor of the Capital Trust, and the Capital Trustees for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on October 2, 2001. On October 26, 2001, PartnerRe assigned its rights and obligations as sponsor of the Capital Trust to PartnerRe Finance. The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Capital Trust exists for the exclusive purposes of:

  . issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the CapitalTrust;

  . using the gross proceeds from the sale of the preferred securities and common securities to acquire junior subordinated debt securities issued by PartnerRe Finance and guaranteed by us; and

  . engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities.

   PartnerRe Finance will directly or indirectly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated trust agreement has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, PartnerRe Finance will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Capital Trust. The Capital Trust is a legally separate entity.

   Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust's business and affairs will be conducted by the trustees (the "Capital Trustees") appointed by PartnerRe Finance, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of the Capital Trust. The duties and obligations of the Capital Trustees of the Capital Trust will be governed by the restated trust agreement of the Capital Trust.

   Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees (the "Administrative Trustees") of the Capital Trust will be persons who are employees or officers of or affiliated with PartnerRe Finance. One Capital Trustee of the Capital Trust will be a financial institution (the "Property Trustee") that is not affiliated with PartnerRe Finance and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of the Capital Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). We will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

   The office of the Delaware Trustee for the Capital Trust in the State of Delaware is located at c/o Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, OPS4--3rd Floor, Newark, Delaware 19173. The principal executive offices for the Capital Trust is located at c/o PartnerRe U.S. Corporation, One Greenwich Plaza, Greenwich, CT 06830-6352. The telephone number of the Capital Trust is (203) 485-4200.

                                 RISK FACTORS

   Before you invest in our securities or those issued by PartnerRe Finance or the Capital Trust, you should carefully consider the risks involved. Accordingly, you should carefully consider:

  . the information contained in or incorporated by reference into this prospectus;

  . information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

  . the risks described in our Current Report on Form 8-K filed with theSecurities and Exchange Commission on October 3, 2001, which is incorporated by reference in this prospectus; and

  . other risks and other information that may be contained in, or incorporated by reference from, other filings we make with theCommission.

                          FORWARD LOOKING STATEMENTS

   We caution readers regarding certain forward-looking statements contained herein. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. In particular, statements using verbs such as "expect," "anticipate," "intend," "believe" or words of similar impact generally involve forward-looking statements. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be considered as a representation by us or any other person that our objectives or plans will be achieved.

   Numerous factors could cause our actual results to differ materially from those in the forward-looking statements, including the following:

      (1) the occurrence of catastrophic events with a frequency or severity exceeding our expectations;

      (2) a decrease in the level of demand for reinsurance and/or an increase in the supply of reinsurance capacity;

      (3) increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;

      (4) actual losses and loss expenses exceeding our loss reserves, which are necessarily based on actuarial and statistical projections of ultimate losses;

      (5) changing rates of inflation and other economic conditions;

      (6) losses due to foreign currency exchange rate fluctuations; or

      (7) changes in the legal or regulatory environments in which we operate,including the passage of federal or state legislation subjecting Partner Reinsurance Company Ltd. or PartnerRe SA to supervision or regulation, including additional tax regulation, in the United States or other jurisdictions in which we operate.

   The foregoing review of important factors should not be construed as exhaustive. We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

   The net proceeds from the sale of preferred securities by the Capital Trust will be used to purchase junior subordinated debt securities of PartnerRe Finance. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by PartnerRe or PartnerRe Finance will be used for working capital, capital expenditures, acquisitions and other general corporate purposes. Until the net proceeds are used in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

                    RATIO OF EARNINGS TO FIXED CHARGES AND
                    PREFERRED SHARE DIVIDENDS OF PARTNERRE

   For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest costs plus one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of such rentals).

                                          Six Months
                                        Ended June 30,    Fiscal Year Ended December 31,
                                        -------------- ------------------------------------
                                         2001    2000  2000  1999   1998   1997     1996
                                        ------  -----  ----- ----- ------ ------- ---------
Ratio of Earnings to Fixed Charges..... 14.11x  6.80x  7.12x 4.25x 94.88x 348.86x 2,498.25x
Ratio of Earnings to Combined Fixed
  Charges and Preferred Share Dividends  6.28x  3.02x  3.18x 1.87x 12.20x  27.88x 2,498.25x

   Neither PartnerRe Finance nor the Capital Trust had any operations during the periods set forth above.

                 GENERAL DESCRIPTION OF THE OFFERED SECURITIES

   We may from time to time offer under this prospectus, separately or together:

  .  common shares,

  .  preferred shares,

  . depositary shares, each representing a fraction of a share of common shares or a particular series of preferred shares,

  .  unsecured senior or subordinated debt securities,

  .  warrants to purchase common shares,

  .  warrants to purchase preferred shares,

  .  warrants to purchase debt securities,

  .  share purchase contracts to purchase common shares, and

  . share purchase units, each representing ownership of a share purchase contract and, as security for the holder's obligation to purchase common shares under the share purchase contract, any of (1) our debt obligations,
     (2) debt obligations of third parties, including U.S.Treasury securities, or (3) preferred securities of the Capital Trust.

   PartnerRe Finance may from time to time offer unsecured junior subordinated debt securities, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

   The Capital Trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

   The aggregate initial offering price of these offered securities will not exceed $600,000,000.

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                       DESCRIPTION OF OUR CAPITAL SHARES

   The following is a summary of certain provisions of (i) our Memorandum of Association and Bye-Laws, which documents set forth certain terms of our capital stock, and (ii) the Certificate of Designation, Preferences and Rights (the "Certificate") setting forth certain terms of our 8% Series A Cumulative Preferred Shares (the "Series A Preferred Shares"). Because this summary is not complete, you should refer to our Memorandum of Association and Bye-Laws and the Certificate for complete information regarding the provisions of these governing documents, including the definitions of some of the terms used below. Copies of our Memorandum of Association and Bye-Laws and the Certificate are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of our Memorandum of Association, Bye-Laws or the Certificate, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

General

   Our authorized share capital consists of 100,000,000 common shares, par value $1.00 per share, 10,000,000 Series A Preferred Shares, and 10,000,000 un designated shares, par value $1.00 per share. As of September 30, 2001, approximately 50,112,268 common shares were issued and outstanding and 10,000,000 Series A Preferred Shares were issued and outstanding. We also have issued and outstanding Class B warrants (the "Warrants") to purchase 1,355,746 common shares. See "Description of Our Capital Stock--Warrants."

Common Shares

   Our common shares are listed on the New York Stock Exchange under the symbol "PRE." The common shares currently issued and outstanding are fully paid and non assessable within the meaning of applicable Bermuda law. Our common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non assessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law or the Memorandum of Association or the Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

   Under the Bye-Laws, the holders of common shares have no redemption, conversion or sinking fund rights. Subject to the voting restrictions set forth above, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. In the event of our liquidation, dissolution, or winding-up, the holders of common shares are entitled to share equally and ratably in the assets of PartnerRe, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred shares.

   Other than as required by Bermuda law or in respect of alteration of class rights and reporting requirements and certain procedural matters, all actions by our shareholders are decided by a simple majority of votes cast.

   The holders of common shares will receive such dividends, if any, as may be declared by our board of directors out of funds legally available for such purposes.

   A more detailed description of our common shares is set forth in our registration statements filed under the Exchange Act on Form 8-A on October 4, 1993 and October 24, 1996, including any amendment or report for the purpose of updating such description.

Undesignated Shares

   Under our Bye-Laws, we have authorized 10,000,000 shares, par value $1.00 per share, the rights and preferences of which are un designated. Without further action of our shareholders, our board of directors may fix the relative rights, preferences and limitations of such shares. Such determination may include fixing the dividend rates and payment dates, the extent of voting rights, if any, the terms and prices of redemption, the amount payable thereon in the event of liquidation, sinking fund provisions, and the terms and conditions on which shares may be converted if the shares are to be issued with the privilege of conversion.

Warrants

   Each of the Warrants is currently exercisable at an exercise price of $20.00 per share, which exercise price will be reduced to $17.00 per share in November 2001. The exercise price is also subject to adjustment upon the occurrence of certain events relating principally to changes in the number of common shares, options or warrants outstanding. Each of the Warrants expires in November 2004.

   The Warrant holders have been granted certain registration rights with respect to the Warrants and any common shares acquired upon exercise of the Warrants.

Series A Preferred Shares

   The Series A Preferred Shares are listed on the New York Stock Exchange under the symbol "PRE A." The Series A Preferred Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law.

   The holders of the Series A Preferred Shares will have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Shares will not be subject to any sinking fund or other obligation of PartnerRe to redeem or retire the Series A Preferred Shares. Unless redeemed by PartnerRe, the Series A Preferred Shares will have a perpetual term with no maturity. At present, we do not have any issued shares which are senior to or in parity with respect to payment of dividends and distribution of assets in liquidation with the Series A Preferred Shares.

   Dividends. Holders of Series A Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, cumulative preferential cash dividends in an amount per share equal to 8% of the liquidation preference per annum (equivalent to $2.00 per share). Such dividends are payable quarterly, when, as and if declared by our board of directors.

   If any Series A Preferred Shares are outstanding, unless full cumulative dividends on the Series A Preferred Shares have been paid, we generally may not
(i) declare or pay any dividends upon any other capital shares ranking pari passu with the Series A Preferred Shares as to dividends and as to the distribution of assets upon any liquidation, dissolution or winding-up of PartnerRe ("Parity Shares"), unless all dividends are declared upon the Series A Preferred Shares and the Parity Shares are declared pro rata, (ii) declare or pay any dividends upon the common shares or any other capital shares ranking junior to the Series A Preferred Shares as to dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of PartnerRe (together with Common Shares, "Junior Shares") or (iii) redeem any common shares or other Junior Shares.

   Liquidation. Upon any voluntary liquidation, dissolution or winding-up of the affairs of PartnerRe, the holders of Series A Preferred Shares will be entitled to receive from our assets legally available for distribution to shareholders $25.00 per share, plus all dividends accrued and unpaid to the date fixed for distribution, before any distribution is made to holders of common shares and any other Junior Shares.

   Redemption. The Series A Preferred Shares are generally not redeemable prior to July 10, 2002. On or after such date, we may redeem the Series A Preferred Shares for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends.

   Voting. Generally, the Series A Preferred Shares have no voting rights. However, whenever dividends payable on Series A Preferred Shares shall be in arrears in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), then the holders of Series A Preferred Shares shall have the right to elect two directors to our board of directors. Whenever all arrearages in dividends on the Series A Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of holders of the Series A Preferred Shares to be represented by directors shall cease.

   In addition, without the written consent of the holders of at least 75% of the outstanding Series A Preferred Shares, we may not:

  . make any amendment to or repeal any of the provisions of our Memorandum of Association, Bye-Laws or the Certificate of Designation relating to the Series A Preferred Shares that would vary the rights, preferences or voting powers of the holders of the Series A Preferred Shares;

  . authorize any amalgamation, consolidation, merger or statutory share exchange that affects the Series A Preferred Shares, unless in each such case each Series A Preferred Share shall remain outstanding with no variation in its rights, preferences or voting powers, or shall be converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series A Preferred Share;

  . authorize any creation of any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series A Preferred Shares in payment of dividend or the distribution of assets on any liquidation, dissolution or winding up of PartnerRe; or

  . enter into any transaction or take any action which would amount to a variation of the rights, preferences or voting powers of the holders of the Series A Preferred Shares.

   We may create and issue additional classes or series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

   A more detailed description of our Series A Preferred Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on June 20, 1997, including any amendment or report for the purpose of updating such description.

Other Preferred Shares

   From time to time, pursuant to the authority granted by the Bye-Laws, our board of directors may create and issue one or more series of preferred shares. The preferred shares, upon issuance against full consideration, will be fully paid and nonassessable. The particular rights and preferences of the preferred shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preferred shares, will be described in the prospectus supplement.

   Because the following summary of the terms of preferred shares is not complete, you should refer to the Memorandum of Association, the Bye-Laws and any applicable Certificate of Designation, Preferences and Rights or other governing instrument for complete information regarding the terms of the class or series of preferred shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of the Memorandum, the Bye-Laws and any applicable Certificate of Designation, Preferences and Rights or other governing instrument, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

   A prospectus supplement will specify the terms of a particular class or series of preferred shares as follows:

  . the number of shares to be issued and sold and the distinctive designation thereof;

  . the dividend rights of the preferred shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preferred shares and any limitations, restrictions or conditions on the payment of such dividends;

  . the voting powers, if any, of the preferred shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

  . the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preferred shares may be redeemed, at whose option such a redemption may occur, and any material limitations, restrictions or conditions on such redemption;

  . the terms, if any, upon which the preferred shares will be convertible into or exchangeable for our shares of any other class, classes or series;

  . the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon our liquidation, dissolution or winding up;

  . the terms, if any, of any purchase, retirement or sinking fund to be provided for the preferred shares;

  . the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preferred shares are outstanding; and

  . any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum of Association or the Bye-Laws.

   Subject to the specification of the above terms of preferred shares in a supplement to this prospectus, we anticipate that the terms of such preferred shares will correspond to those set forth below.

Transfer of Shares

   Our Bye-Laws contain various provisions affecting the transferability of our shares. Under the Bye-Laws, our board of directors has absolute discretion to decline to register a transfer of shares:

      (1) unless the appropriate instrument of transfer is submitted along with such evidence as our board of directors may reasonably require showing the right of the transferor to make the transfer,

      (2) unless, where applicable, the consent of the Bermuda Monetary Authority has been obtained, or

      (3) if our board of directors determines that such transfer would result in a person (other than Swiss Reinsurance Company ("Swiss Re") or its affiliates) controlling in excess of 9.9% of all of our outstanding shares.

   One of the primary purposes of the restriction on a holder of our shares from controlling more than 9.9% of our outstanding shares is to reduce the likelihood that we will be deemed a foreign personal holding company within the meaning of the Internal Revenue Code of 1986, as amended. This limit may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under "Anti-Takeover Effects of Certain Bye-Laws Provisions."

   We entered into a standstill agreement, dated as of July 10, 1997, with Swiss Re pursuant to which Swiss Re agreed to limit its and its affiliates ownership in PartnerRe to 30% of the voting power of our outstanding shares, unless we otherwise consent. Swiss Re also has a right of first refusal under the standstill agreement with respect to certain issuances or sales by us of our voting shares, in an amount equal to its percentage ownership of our voting shares prior to such issuance or sale, subject to certain exceptions. The standstill agreement terminates on July 10, 2004.

   If our board of directors refuses to register any transfer of shares, it shall send notice of such refusal to the transferee within three months of the date on which the transfer was lodged with us.

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

   Our Bermuda counsel has advised us that while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.

Anti-Takeover Effects of Certain Bye-Laws Provisions

   In addition to those provisions of the Bye-Laws discussed above under "Transfers of Shares," our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. Our directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

   Board Provisions. Our Bye-laws provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Each class of directors is required to have a minimum of one director and a maximum of four directors.

   The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of PartnerRe, including the shareholders. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to PartnerRe and its shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

   The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to PartnerRe and its shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of PartnerRe and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulations of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

   Availability of Shares for Future Issuances. We have available for issuance a large number of authorized but unissued common shares. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make more difficult a change in our control. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

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

   Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with our board of directors, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

                     DESCRIPTION OF THE DEPOSITARY SHARES

General

   We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preferred shares) of a share of a common share or a particular series of preferred shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

   The shares of common shares or a class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preferred share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares represented thereby (including dividend, voting, redemption and liquidation rights).

   The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

   The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

Dividends and Other Distributions

   The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preferred shares to the record holders of depositary shares relating to such common shares or class or series of preferred shares in proportion to the number of such depositary shares owned by such holders.

   In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

   Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preferred shares and any money or other property represented by such depositary shares. Holders of depositary

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

shares will be entitled to receive whole shares of the related common shares or class or series of preferred shares on the basis set forth in the prospectus supplement for such common shares or class or series of preferred shares, but holders of such whole common shares or preferred shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preferred shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

   Whenever we redeem common shares or preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preferred shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Common Shares or Preferred Shares

   Upon receipt of notice of any meeting at which the holders of the common shares or preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preferred shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preferred shares or common shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so.

Amendment of the Deposit Agreement

   The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding.

Charges of Depositary

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preferred shares and any redemption of such common shares or preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

   The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preferred shares.

   Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

   The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days shall have expired after the depositary has delivered to us written notice of its election to resign and a successor depositary shall not have been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver common or preferred share certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing common or preferred shares, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

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

                      DESCRIPTION OF THE DEBT SECURITIES

   We or PartnerRe Finance may, at the option of the issuer, elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture between us and The Chase Manhattan Bank, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our subordinated debt securities would be issued under a subordinated indenture between us and The Chase Manhattan Bank, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, PartnerRe Finance may issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust. These junior subordinated debt securities would be issued under a separate junior subordinated indenture between PartnerRe Finance, us, as guarantor of these junior subordinated debt securities, and The Chase Manhattan Bank, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture, the subordinated indenture and the junior subordinated indenture are sometimes referred to herein collectively as the "indentures" and each individually as an "indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

   Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to a indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. The subordinated indenture and the junior subordinated indenture are substantially identical, except for certain rights and covenants and provisions relating to the issuance of securities to the Capital Trust and for the provisions relating to our guarantee of PartnerRe Finance's obligations under its junior subordinated debt securities

General

   The indentures do not limit the aggregate principal amount of the debt securities which we or PartnerRe Finance may issue thereunder and provide that we or PartnerRe Finance may issue the debt securities thereunder from time to time in one or more series. (Section 3.1) The senior indenture and subordinated indenture do not limit the amount of other Indebtedness or the debt securities which we or our subsidiaries may issue. The junior subordinated indenture does not limit the amount of other Indebtedness or the junior subordinated debt securities that PartnerRe Finance or its subsidiaries may issue.

   Unless otherwise provided in the related prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured obligations of PartnerRe Finance, subordinated in right of payment to the prior payment in full of all of PartnerRe Finance's Senior Indebtedness as described below under "Subordination of the Junior Subordinated Debt Securities".

   Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that

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subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

   In the event PartnerRe Finance's junior subordinated debt securities are issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of junior subordinated debt securities will be issued by PartnerRe Finance to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust.

   The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

  . the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

  . the aggregate principal amount of such debt securities and any limit upon such principal amount;

  . the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

  . the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

  . the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

  . any right to extend or defer the interest payment period and the duration of the extension;

  . the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  . if other than as set forth in this prospectus, the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

  . whether any of such debt securities are to be redeemable at the issuer's option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other material terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the issuer's option;

  . whether the issuer will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the material other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

  . if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

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

  . whether the debt securities will be convertible into common shares and/or exchangeable for other securities, whether or not issued by the issuer of such debt securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

  . any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

  . whether such debt securities are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

  . whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

  . in the case of junior subordinated debt securities issued by PartnerRe Finance to the Capital Trust, the terms and conditions of any obligation or right of PartnerRe Finance or the Capital Trust to convert or exchange such junior subordinated debt securities into or for preferred securities of that trust;

  . in the case of junior subordinated debt securities issued by PartnerRe Finance to the Capital Trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of the Capital Trust and our guarantee of the junior subordinated debt securities;

  . any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities; and

  . any other material terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.1)

   The issuer will have the ability under the indentures to "reopen" a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)

   Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by the issuer for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7, 10.2 and 11.6)

   Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the issuer or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the

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

close of business on the day of such mailing, (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part or
(3) register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 3.5) We and PartnerRe Finance have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by either issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2)

   Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

   The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. Special United States Federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

   If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement. The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

   Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit the issuer's ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer's credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer. Accordingly, the issuer could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect its capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

   The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by PartnerRe or PartnerRe Finance, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option

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

of the issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and the issuer's organizational documents.

Global Securities

   The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

   The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We and PartnerRe Finance anticipate that the following provisions will apply to all depositary arrangements.

   Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by the issuer if such debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

   So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

   Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or the issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The issuer expects that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We and PartnerRe Finance also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

   The indentures provide that if:

      (1) the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by the issuer within 90 days of written notice,

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

      (2) the issuer determines that the debt securities of a particular series will no longer be represented by global securities and execute and deliver to the trustee a company order to such effect, or

      (3) an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

   Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment of Additional Amounts

   Unless otherwise provided in the related prospectus supplement, the issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction in which the issuer is organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction by the issuer is required by the law of the jurisdiction in which the issuer is organized, the issuer will, subject to certain limitations and exceptions described below or in the applicable prospectus supplement, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

   Notwithstanding the foregoing, we will not be required to pay any additional amounts under the senior indenture and the subordinated indenture for or on account of:

      (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder
   (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

      (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

      (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

      (4) any combination of items (1), (2) and (3).

   In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4 of the senior indenture and the subordinated indenture)

Consolidation, Amalgamation, Merger and Sale of Assets

   Each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease the properties and assets of the issuer as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into the issuer, or convey, transfer or lease such Person's properties and assets as an entirety or substantially as an entirety to the issuer, unless (a) in the case of (1) above, such Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and such Person will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the issuer's obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the issuer or a Designated Subsidiary as a result of such transaction as having been incurred by the issuer or such subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and (c) certain other conditions are met. (Section 8.1)

   The junior subordinated indenture includes a like restriction on consolidation, amalgamation and mergers involving PartnerRe, as guarantor of PartnerRe Finance's obligations under the junior subordinated debt securities. (Section 8.3 of the junior subordinated indenture)

Events of Default

   Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

      (2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

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

      (3) default in the performance, or breach, of any covenant or warranty of the issuer contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such indenture;

      (4) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the issuer for borrowed money (other than Indebtedness which is non-recourse to the issuer) happens and consists of default in the payment of more than $100,000,000 in principal amount of such Indebtedness when due (after giving effect to any applicable grace period) or shall result in such Indebtedness in principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

      (5) the issuer shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

      (6) certain events relating to bankruptcy, insolvency or reorganization of the issuer.

   In the junior subordinated indenture, the Events of Default described in clauses (3)-(6) above also include references to PartnerRe, as guarantor thereunder. See "Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust--Events of Default."

   If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

   Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a "default"), the trustee will transmit, in the manner set forth in such indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the issuer's board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series; and provided, further, that in the case of any default of the character described in (4) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.2)

   If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.3) Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation

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

to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. (Section 6.1) Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

Modification and Waiver

   The issuer and the trustee may modify or amend any of the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that each affected holder must consent to certain modifications or amendments, including modifications or amendments that:

  . change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security, or

  . reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security.

   In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness. (Section 9.7 of the subordinated indenture)

   The issuer and the trustee may modify or amend any of the indentures and debt securities of any series without the consent of any holder in order to, among other things:

  . provide for the issuer's successor pursuant to a consolidation,amalgamation, merger or sale of assets;

  . provide for a successor trustee with respect to debt securities of all or any series;

  . cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series; or

  . make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.1)

   The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. (Section 10.6) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

   Under each indenture, the issuer is required to furnish the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.7)

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Discharge, Defeasance and Covenant Defeasance

   The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.1)

   Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to
Section 3.1 thereof, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation of the issuer to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) ("defeasance") or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by the issuer with the Trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such debt securities on the scheduled due dates. (Section 4.2)

   Such a trust may only be established if, among other things:

      (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which the issuer is a party or by which it is bound,

      (2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

      (3) with respect to registered securities and any bearer securities for which the place of payment is within the United States, the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the applicable indenture, and

      (4) with respect to defeasance, the issuer has delivered to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders over other creditors. (Section 4.2)

   "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)

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

   "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

   If after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or
(b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

   "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.1)

   In the event the issuer effects covenant defeasance with respect to any of its debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer would both remain liable to make payment of such amounts due at the time of acceleration.

Subordination of Our Subordinated Debt Securities

   Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. (Section 16.1 of the subordinated indenture). In the event of:

      (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets, or

      (2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or

      (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of the subordinated indenture)

   By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

   Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full. (Section 16.4 of the subordinated indenture)

   No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 16.2 of the subordinated indenture)

   The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

   For purposes of this section, the term "Senior Indebtedness" means all Indebtedness of ours outstanding at any time, except:

      (1) the subordinated debt securities,

      (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities or any other Indebtedness ranking pari passu with the subordinated debt securities,

      (3) Indebtedness of ours to an Affiliate of ours,

      (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws,

      (5) trade accounts payable,

      (6) liability for income, franchise, real estate or other taxes, and

      (7) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of the Trust Preferred Securities" below.

   Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the subordinated indenture)

   The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Subordination of the Junior Subordinated Debt Securities

   The junior subordinated debt securities issued by PartnerRe Finance will, to the extent set forth in the junior subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of PartnerRe Finance. (Section 16.1 of the junior subordinated indenture). In the event of:

      (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to PartnerRe Finance or to its creditors, as such, or to its assets, or

      (2) any voluntary or involuntary liquidation, dissolution or other winding up of PartnerRe Finance, whether or not involving insolvency or bankruptcy, or

      (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of PartnerRe Finance,

then and in any such event the holders of Senior Indebtedness of PartnerRe Finance will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of PartnerRe Finance, or provision will be made for such payment in cash, before the holders of the junior subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, junior subordinated debt securities, and to that end the holders of such Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of PartnerRe Finance being subordinated to the payment of junior subordinated debt securities, which may be payable or deliverable in respect of junior subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 16.3 of the junior subordinated indenture)

   By reason of such subordination, in the event of the liquidation or insolvency of PartnerRe Finance, holders of Senior Indebtedness of PartnerRe Finance and holders of other obligations of PartnerRe Finance that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of junior subordinated debt securities.

   Subject to the payment in full of all Senior Indebtedness of PartnerRe Finance, the rights of the holders of junior subordinated debt securities will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of PartnerRe Finance applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, junior subordinated debt securities have been paid in full. (Section 16.4 of the junior subordinated indenture)

   No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the junior subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of PartnerRe Finance is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of PartnerRe Finance has been accelerated because of a default. (Section 16.2 of the junior subordinated indenture)

   The junior subordinated indenture does not limit or prohibit PartnerRe Finance from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to the junior subordinated debt securities, but subordinate to other obligations of PartnerRe Finance.

   For purposes of this section, the term "Senior Indebtedness" means all Indebtedness of PartnerRe Finance outstanding at any time, except:

      (1) the junior subordinated debt securities,

      (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the junior subordinated debt securities or any other Indebtedness ranking pari passu with the junior subordinated debt securities,

      (3) Indebtedness of PartnerRe Finance to an Affiliate of PartnerRe
   Finance,

      (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against PartnerRe Finance in a proceeding under federal or state bankruptcy laws,

      (5) trade accounts payable,

      (6) liability for income, franchise, real estate or other taxes, and

      (7) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with PartnerRe which is a financing vehicle of PartnerRe or any Affiliate of PartnerRe in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of the Trust Preferred Securities" below.

   Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the junior subordinated indenture)

   The junior subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

New York Law to Govern

   The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13)

Information Concerning the Trustee

   Either PartnerRe or PartnerRe Finance may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with The Chase Manhattan Bank and its affiliates in the ordinary course of business.

   Under each indenture, The Chase Manhattan Bank is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters. (Section 7.3)

         CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT SECURITIES
                          ISSUED TO THE CAPITAL TRUST

Option to Extend Interest Payment Date

   Unless provided otherwise in the related prospectus supplement, PartnerRe Finance will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to the Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an "extension period"), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement and herein, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities.

Option to Extend Maturity Date

   Unless provided otherwise in the related prospectus supplement, PartnerRe Finance will have the right to (a) change the stated maturity of the principal of the junior subordinated debt securities of any series issued to the Capital Trust upon the liquidation of the Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of the Capital Trust or (b) extend the stated maturity of the principal of the junior subordinated debt securities of any series, provided that, at the time such election is made and at the time such election commences:

      (1) PartnerRe Finance is not in bankruptcy, otherwise insolvent or in liquidation,

      (2) no event of default on the junior subordinated debt securities has occurred and is continuing and no deferred interest payments are accruing,

      (3) the Capital Trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated,

      (4) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization, and

      (5) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Capital Trust.

   If PartnerRe Finance exercises its right to liquidate the Capital Trust and exchange the junior subordinated debt securities for the preferred securities of the Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the Capital Trust. (Section 3.14 of the junior subordinated indenture)

Redemption

   Except as otherwise provided in the related prospectus supplement, in the case of any series of junior subordinated debt securities issued to the Capital Trust, if an Investment Company Event or a Tax Event (each, a "Special Event") shall occur and be continuing, PartnerRe Finance may, at its option, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.8 of the junior subordinated indenture)

   For purposes of the junior subordinated indenture, "Investment Company Event" means, in respect of the Capital Trust, the receipt by the Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, there is more than an insubstantial risk that the Capital Trust is or will be considered an investment company, or a company controlled by an investment company, that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the Capital Trust. (Section 1.1 of the junior subordinated indenture)

   "Tax Event" means, in respect of the Capital Trust, the receipt by the Capital Trust or PartnerRe Finance of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations (including any change in interpretation or application of law or regulation by any applicable taxing authority), which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the preferred securities of the Capital Trust, there is more than an insubstantial risk that (i) the Capital Trust is or will be subject to United States Federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities, (ii) interest payable by PartnerRe Finance on such junior subordinated debt securities has not been or will not be classified as interest, in whole or in part, for United States Federal income tax purposes or (iii) the Capital Trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Section 1.1 of the junior subordinated indenture)

Payment of Additional Amounts

   If junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust provide for the payment by PartnerRe Finance of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, PartnerRe Finance will pay to the holder of any such debt security such additional amounts as provided in the junior subordinated indenture. (Section 10.4 of the junior subordinated indenture)

Certain Covenants

   PartnerRe and PartnerRe Finance will covenant, as to each series of its junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, that if:

      (1) there shall have occurred any event of which PartnerRe Finance has actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the junior subordinated indenture and (B) in respect of which PartnerRe Finance shall not have taken reasonable steps to cure,

      (2) PartnerRe shall be in default with respect to its payment of obligations under the preferred securities guarantee relating to such preferred securities, or

      (3) PartnerRe Finance shall have given notice of its election to begin an Extension Period as provided in the junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing,

PartnerRe will not, and will not permit any of its Subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its outstanding capital stock or
(ii) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank junior in interest to the junior subordinated debt securities of such series or make any guarantee payments with respect to any guarantee by it of the debt securities of any of its Subsidiaries if such guarantee ranks junior in interest to the junior subordinated debt securities of such series, except in each case for the transactions described in the immediately following sentence. Notwithstanding the preceding sentence and regardless of whether any event described in clauses (1)-(3) above shall have occurred or be continuing, PartnerRe shall not be restricted from making or effecting the following dividends, distributions, redemptions, purchases, declarations, payments, exchanges and conversions:

  . dividends or distributions in the common shares or options or other rights to acquire the common shares of PartnerRe;

  . redemptions or purchases of any rights outstanding under a shareholder rights plan of PartnerRe, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future;

  .  payments under any preferred securities guarantee of PartnerRe;

  . purchases of common shares related to the issuance of common shares under any of PartnerRe's benefit plans for its directors, officers or employees;

  . the purchase of fractional shares resulting from a reclassification of the capital stock of PartnerRe;

  . the exchange or conversion of any class or series of the capital stock of PartnerRe (or any of its subsidiary's) for another class or series of the capital stock of PartnerRe (or any of its subsidiary's) or of any class or series of its (or any of its subsidiary's) indebtedness pursuant to the terms of the capital stock or indebtedness as originally issued; and

  . the purchase of fractional interests in shares of the capital of PartnerRe (or any of its subsidiary's) stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged. (Section 10.9 of the junior subordinated indenture)

   In the event the junior subordinated debt securities are issued by PartnerRe Finance to the Capital Trust in connection with the issuance of preferred securities and common securities of the Capital Trust, for so long as such series of junior subordinated debt securities remain outstanding, PartnerRe Finance will also covenant:

      (1) to maintain directly or indirectly 100% ownership of the common securities of the Capital Trust; provided, however, that any permitted successor of PartnerRe Finance under the junior subordinated indenture may succeed to its ownership of such common securities,

      (2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of its junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Capital Trust, the redemption of all of the preferred securities and common securities of the Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Capital Trust, and

      (3) to cause the Capital Trust to remain classified as a grantor trust for United States Federal income tax purposes. (Section 10.12 of the junior subordinated indenture)

Events of Default

   Unless PartnerRe Finance provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the junior subordinated indenture with respect to any junior subordinated debt securities issued there under (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (1) default in the payment of any interest on any junior subordinated debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

      (2) default in the payment of the principal of or any premium on any junior subordinated debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

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      (3) default in the performance, or breach, of any covenant or warranty of
   PartnerRe Finance or PartnerRe contained in the junior subordinated indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such indenture;

      (4) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of PartnerRe Finance or PartnerRe for borrowed money (other than Indebtedness which is non-recourse to PartnerRe Finance or PartnerRe, as the case may be) happens and consists of default in the payment of more than $100,000,000 in principal amount of such Indebtedness when due (after giving effect to any applicable grace period) or shall result in such Indebtedness in principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the junior subordinated indenture;

      (5) PartnerRe Finance or PartnerRe shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

      (6) certain events relating to bankruptcy, insolvency or reorganization of PartnerRe Finance or PartnerRe.

   If an Event of Default with respect to a series of junior subordinated debt securities issued to the Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the Capital Trust may institute a legal proceeding directly against PartnerRe Finance and/or against PartnerRe, as guarantor, which is referred to in this prospectus as a "Direct Action," for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. PartnerRe Finance and PartnerRe may not amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the preferred securities of such trust. If the right to bring a Direct Action is removed, the Capital Trust may become subject to the reporting obligations under the Exchange Act. PartnerRe Finance will have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by PartnerRe Finance, in connection with a Direct Action. (Section 3.12 of the junior subordinated indenture) The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

   The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See "Description of the Trust Preferred Securities--Events of Default; Notice." (Section 5.8 of the junior subordinated indenture)

       DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES GUARANTEE

   Concurrently with any issuance by PartnerRe Finance of its junior subordinated debt securities, we will execute and deliver a junior subordinated debt securities guarantee for the benefit of the holders from time to time of such junior subordinated debt securities. The Chase Manhattan Bank will act as indenture trustee ("Guarantee Trustee") under the junior subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act, and the junior subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act.

   The following summary sets forth the material terms and provisions of the junior subordinated debt securities guarantee. Because the following summary of certain provisions of the junior subordinated debt

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securities guarantee is not complete, you should refer to the form of junior subordinated debt securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the junior subordinated debt securities guarantee, including the definitions of some of the terms used below. The form of the junior subordinated debt securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of the junior subordinated debt securities guarantee, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The Guarantee Trustee will hold the junior subordinated debt securities guarantee for the benefit of the holders of the junior subordinated debt securities.

General

   PartnerRe will fully and unconditionally guarantee all obligations of PartnerRe Finance under the junior subordinated indenture and the junior subordinated debt securities. Unless otherwise provided in a prospectus supplement, the junior subordinated debt securities guarantee will be an unsecured obligation of PartnerRe, subordinated in right of payment to the prior payment in full of all PartnerRe Senior Indebtedness (which term includes the senior debt securities and the subordinated securities).

   Since PartnerRe is a holding company, its rights and the rights of its creditors (including the holders of junior subordinated debt securities who are creditors of PartnerRe by virtue of the junior subordinated debt securities guarantee) and shareholders to participate in any distribution of the assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that PartnerRe may itself be a creditor with recognized claims against the subsidiary. The right of creditors of PartnerRe (including the holders of junior subordinated debt securities who are creditors of PartnerRe by virtue of the junior subordinated debt securities guarantee) to participate in the distribution of the stock owned by PartnerRe in certain of its subsidiaries, including PartnerRe's insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

   PartnerRe will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the junior subordinated debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, PartnerRe will, subject to certain limitations and exceptions described below, pay to the holder of any such junior subordinated debt security any such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such junior subordinated debt security and the junior subordinated indenture to be then due and payable.

   PartnerRe will not be required to pay any additional amounts for or on account of:

      (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder
   (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such junior subordinated debt security, (b) presented such junior subordinated debt security for payment in the relevant

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   taxing jurisdiction or any political subdivision thereof, unless such junior subordinated debt security could not have been presented for payment elsewhere, or (c) presented such junior subordinated debt security for payment more than 30 days after the date on which the payment in respect of such junior subordinated debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such junior subordinated debt security for payment on any day within that 30-dayperiod;

      (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

      (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such junior subordinated debt security to comply with any reasonable request by PartnerRe Finance addressed to the holder within 90 days of such request
   (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

      (4) any combination of items (1), (2) and (3).

   In addition, PartnerRe will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such junior subordinated debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such junior subordinated debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settler with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the junior subordinated debt security. (Section 10.4 of the junior subordinated indenture)

Waiver of Events of Default

   The holders of a majority in liquidation preference of the preferred securities issued by the Capital Trust may, by vote, waive any past event of default of PartnerRe on any of its payment or other obligations under the junior subordinated debt securities guarantee agreement.

Amendments

   Except with respect to any changes that do not adversely affect the rights of the holders of the junior subordinated debt securities in any material respect (in which case no consent of such holders will be required), the terms of the junior subordinated debt securities guarantee may only be amended with the prior approval of the holders of at least a majority in liquidation preference of the outstanding preferred securities issued by the Capital Trust.

                    DESCRIPTION OF THE WARRANTS TO PURCHASE
                       COMMON SHARES OR PREFERRED SHARES

   The following statements with respect to the common share warrants and preferred share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

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

General

   The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

  .  the offering price, if any;

  . the designation and terms of the common shares or preferred shares purchasable upon exercise of the share warrants;

  . if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

  . the number of common shares or preferred shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

  . the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

  .  a discussion of certain United States Federal income tax considerations;

  .  the call provisions, if any;

  . the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  .  the antidilution provisions of the share warrants; and

  .  any other material terms of the share warrants.

   The common shares or preferred shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and non assessable.

Exercise of Stock Warrants

   Stock warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder's election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preferred shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrant holder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

   The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preferred shares, respectively, or a combination, subdivision or reclassification of common shares or preferred shares, respectively. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of

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each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

   Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

   The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

   The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

  .  the offering price, if any;

  . the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  . if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

  . the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

  . the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

  .  a discussion of certain United States Federal income tax considerations;

  . whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  . the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  .  the antidilution provisions of the debt warrants; and

  .  any other material terms of the debt warrants.

   Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt

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securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

   Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

   The Capital Trust will be governed by the terms of the trust agreement. Under the trust agreement of the Capital Trust, the Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities issued by PartnerRe Finance and purchased by the Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued by PartnerRe Finance to the Capital Trust will be guaranteed by PartnerRe on a subordinated basis and are referred to as the "corresponding junior subordinated debt securities" relating to the Capital Trust.

   The following summary sets forth the material terms and provisions of the trust agreement and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and of the preferred securities, including the definitions of some of the terms used below. The form of trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a trust agreement, such sections or defined terms are incorporated herein by reference, and the statements in connection with which such reference is made is qualified in its entirety by such reference.

Issuance, Status and Guarantee of Preferred Securities

   Under the terms of the trust agreement for the Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of the Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the Capital Trust, as well as other benefits under the corresponding trust agreement. The preferred securities of the Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the Capital Trust except as described under "--Subordination of Common Securities." The Property Trustee will hold legal title to the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of the Capital Trust are collectively referred to as the "trust securities" of the Capital Trust.

   PartnerRe will issue a guarantee agreement for the benefit of the holders of the Capital Trust's preferred securities (the "preferred securities guarantee" for those preferred securities). Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities

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

and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the Capital Trust has funds on hand to make such payments. See "Description of the Trust Preferred Securities Guarantee."

Distributions

   Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.1) References to "distributions" include any such additional distributions unless otherwise stated.

   If provided for in the applicable prospectus supplement, PartnerRe Finance has the right under the junior subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement, subject to the terms, conditions and covenants specified in this prospectus and such prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. See "Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust." As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities) by the Capital Trust which issued such preferred securities during any such Extension Period. (Section 4.1)

   The funds of the Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If neither PartnerRe Finance nor PartnerRe, as guarantor, makes interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under "Description of the Trust Preferred Securities Guarantee."

   Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the Capital Trust on the relevant record dates. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, as long as the preferred securities remain in book-entry form, the record dates will be one day prior to the relevant distribution dates and each distribution payment will be made as described under "Global Preferred Securities." In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1)

Redemption or Exchange

   Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities held by the Capital Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the Property Trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any

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

additional amounts paid by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities (the "redemption price"). (Section 4.2) If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.2)

   PartnerRe Finance will have the right to redeem any series of corresponding junior subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under "Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust--Redemption," or (2) as may be otherwise specified in the applicable prospectus supplement.

   Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of the Capital Trust shall occur and be continuing, PartnerRe Finance has the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, PartnerRe Finance has the right to dissolve the Capital Trust and after satisfaction of the liabilities of creditors of the Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If PartnerRe Finance does not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding junior subordinated debt securities. "Additional Sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Capital Trust on the outstanding preferred securities and common securities of the Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Capital Trust has become subject as a result of a Tax Event. (Section 1.1)

   Except with respect to certain other circumstances, on and after the date on which junior subordinated debt securities are distributed to holders of preferred securities and common securities in connection with the dissolution and liquidation of the Capital Trust as a result of an early termination event:

      (1) the trust securities will no longer be deemed to be outstanding,

      (2) certificates representing a like amount of junior subordinated debt securities will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange,

      (3) PartnerRe Finance will use its reasonable efforts to have the junior subordinated debt securities listed or traded on such stock exchange, interdealer quotation system and/or other self-regulatory organization as the preferred securities are then listed or traded,

      (4) any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt securities, accruing interest at the rate provided for in the junior subordinated indenture from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt securities), and

      (5) all rights of securityholders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt securities upon surrender of trust securities certificates. (Section9.4(d))

   An early termination event, within the meaning of this section, means (1) certain events relating to the dissolution or bankruptcy of PartnerRe Finance or PartnerRe, as guarantor, (2) the written direction of the

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

property trustee to dissolve the Capital Trust and exchange the trust securities for junior subordinated debt securities, (3) the redemption of the trust securities in connection with the redemption of all junior subordinated debt securities or (4) a court order to dissolve the Capital Trust.

   There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of the Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of the Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

   Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the Capital Trust has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities."

   If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest, and such preferred securities will cease to be outstanding. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Capital Trust or by us pursuant to the preferred securities guarantee as described under "Description of the Trust Preferred Securities Guarantee," distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

   Subject to applicable law (including, without limitation, United States Federal securities law), we or our subsidiaries (including PartnerRe Finance) may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

   Payment of the redemption price on the preferred securities shall be made to the applicable record holders as they appear on the register for such preferred securities on the relevant record date. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, as long as the preferred securities remain in book-entry form, the record date shall be one day prior to the relevant redemption date. In the event that any preferred securities are not in book-entry form, the record date for such preferred securities shall be the date 15 days prior to the relevant redemption date, as specified in the applicable prospectus supplement. If less than all of the preferred securities and common securities issued by the Capital Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes.

   Unless we each default in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption. (Section 4.2)

Subordination of Common Securities

   Payment of distributions on, and the redemption price of, the Capital Trust's preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event

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of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the Capital Trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Capital Trust's outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the Capital Trust's outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Capital Trust's preferred securities then due and payable.

   In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities, the holder of the Capital Trust's common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust's common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Dissolution of the Capital Trust

   Pursuant to the restated trust agreement, the Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

      (1) certain events of the bankruptcy, dissolution or liquidation of PartnerRe or PartnerRe Finance;

      (2) the distribution to the holders of its trust securities of corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if PartnerRe Finance, as Depositor, has given written direction to the Property Trustee to dissolve the Capital Trust (which direction is optional and wholly within the discretion of Partner ReFinance, as Depositor);

      (3) the redemption of all of the Capital Trust's trust securities in connection with the redemption of all the junior subordinated debt securities; or

      (4) the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction. (Section 9.2)

   If an early dissolution occurs as described in clause (1), (2) or (4) above or upon the date designated for automatic dissolution of the Capital Trust, the Capital Trust shall be liquidated by the Capital Trustees as expeditiously as the Capital Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of the Capital Trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

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Events of Default; Notice

   The occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see "Description of the Debt Securities--Events of Default") shall constitute a "Debenture Event of Default" under each restated trust agreement with respect to the applicable preferred securities.

   Within five Business Days after the occurrence of any Debenture Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Debenture Event of Default to the holders of the Capital Trust's preferred securities, the Administrative Trustees and to PartnerRe Finance, as Depositor, unless such Debenture Event of Default shall have been cured or waived. PartnerRe Finance, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement. (Sections 8.15 and 8.16)

   If a Debenture Event of Default has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of the Capital Trust as described above. See "--Liquidation Distribution Upon Dissolution of Capital Trust." The existence of a Debenture Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

Removal of Capital Trustees

   Unless a Debenture Event of Default shall have occurred and be continuing, any Capital Trustee may be removed at any time by the holder of the common securities. If a Debenture Event of Default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement. (Section 8.10)

Co-Trustees and Separate Property Trustee

   Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of the Capital Trust may at the time be located, the holder of the common securities and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of the Capital Trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.9)

Mergers, Consolidations, Amalgamations or Replacements of the Capital Trust

   The Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in "Liquidation Distribution Upon Dissolution of the Capital Trust." The Capital Trust may, at the request of PartnerRe Finance, with the consent of only the Administrative Trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, provided, that:

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      (1) such successor entity either (a) expressly assumes all of the obligations of the Capital Trust with respect to the preferred securities or
   (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

      (2) PartnerRe Finance expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities,

      (3) the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any,

      (4) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization,

      (5) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect,

      (6) such successor entity has a purpose substantially identical to that of the Capital Trust,

      (7) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, PartnerRe Finance has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and
   (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an "investment company" under the Investment Company Act, and

      (8) PartnerRe Finance or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

   However, the Capital Trust may not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the Capital Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes or cause any other material adverse tax consequences to the holders of the preferred securities.

Voting and Preemptive Rights

   Except as provided below and under "Description of the Trust Preferred Securities Guarantee--Amendments and Assignment" and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Section 6.1)

Amendment of Restated Trust Agreements

   Each restated trust agreement may be amended from time to time by PartnerRe Finance and the Capital Trustees, without the consent of the holders of the trust securities:

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      (1) to cure any ambiguity, correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement, which shall not be inconsistent with the other provisions of such restated trust agreement, or

      (2) to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an "investment company" under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the Capital Trust.

   Each restated trust agreement may be amended by PartnerRe Finance and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust's status as a grantor trust for United States Federal income tax purposes or the Capital Trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

      (1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

      (2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2)

   So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

      (1) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities,

      (2) waive any past default that is savable under Section 5.13 of the junior subordinated indenture (as described in "Description of the DebtSecurities--Modification and Waiver"),

      (3) exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities shall be due and payable, or

      (4) consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debt securities, where consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

Global Preferred Securities

   The preferred securities of the Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

   The specific terms of the depositary arrangement with respect to the preferred securities of the Capital Trust will be described in the related prospectus supplement.

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

   Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of the Capital Trust will provide that (1) if PartnerRe Finance advises the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and PartnerRe Finance fails to appoint a qualified successor within 90 days, (2) PartnerRe Finance at its option advises the Capital Trustees in writing that it elects to terminate the book-entry system through the depositary or (3) after the occurrence of a Debenture Event of Default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary.

Payment and Paying Agency

   Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if the Capital Trust's preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the Capital Trust. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to PartnerRe Finance and the Administrative Trustees. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to PartnerRe Finance and the Property Trustee. In the event the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and PartnerRe Finance) to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

   The initial registrar and transfer agent for the preferred securities will be designated by PartnerRe Finance and specified in the applicable prospectus supplement. PartnerRe Finance has the right to change the registrar and transfer agent for the preferred securities at any time in its sole discretion.

   Registration of transfers of preferred securities will be effected without charge by or on behalf of the Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trust will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4)

Administrative Trustees

   The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Capital Trust in such a way that the Capital Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as PartnerRe Finance's indebtedness for United States Federal income tax purposes. In this connection, PartnerRe Finance and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Capital Trust or each restated trust agreement, that PartnerRe Finance and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

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            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

   Concurrently with any issuance by the Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. The Chase Manhattan Bank will act as indenture trustee ("Guarantee Trustee") under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

   The following summary sets forth the material terms and provisions of the preferred securities guarantee. Because the following summary of certain provisions of the preferred securities guarantee is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Reference in this summary to preferred securities means the Capital Trust's preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold the preferred securities guarantee for the benefit of the holders of the Capital Trust's preferred securities.

General

   We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the Capital Trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Capital Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the Capital Trust (the "Guarantee Payments"), will be subject to the preferred securities guarantee:

      (1) any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the Capital Trust has funds on hand available for payment at such time,

      (2) the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the Capital Trust has funds on hand available for payment at such time, and

      (3) upon a voluntary or involuntary dissolution, winding up or liquidation of the Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent the Capital Trust has funds available for payment at such time and (b) the amount of assets of the Capital Trust remaining available for distribution to holders of preferred securities.

   Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the Capital Trust to pay such amounts to such holders. (Section 5.1)

   Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the Capital Trust's payment obligations under the preferred securities, but will apply only to the extent that the Capital Trust has funds sufficient to make such payments. (Section 5.1, 6.2) Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. (Section 5.5)

   If PartnerRe Finance does not make interest payments on the corresponding junior subordinated debt securities held by the Capital Trust, and if we do not make such payments under the junior subordinated debt

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

securities guarantee, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours (including all debt securities), except those ranking equally or subordinate by their terms. See "--Status of the Preferred Securities Guarantees."

   Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders, to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

   PartnerRe will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the junior subordinated debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated there under) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, PartnerRe will, subject to certain limitations and exceptions described below, pay to the holder of any such junior subordinated debt security any such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such junior subordinated debt security and the junior subordinated indenture to be then due and payable.

   PartnerRe will not be required to pay any additional amounts for or on account of:

      (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder
   (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such junior subordinated debt security, (b) presented such junior subordinated debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such junior subordinated debt security could not have been presented for payment elsewhere, or (c) presented such junior subordinated debt security for payment more than 30 days after the date on which the payment in respect of such junior subordinated debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such junior subordinated debt security for payment on any day within that 30-day period;

      (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

      (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such junior subordinated debt security to comply with any reasonable request by PartnerRe Finance addressed to the holder within 90 days of such request
   (a) to

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

   provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

      (4) any combination of items (1), (2) and (3).

   In addition, PartnerRe will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such junior subordinated debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such junior subordinated debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the junior subordinated debt security.

   Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Trust's obligations under the preferred securities. See "The Capital Trust," "Description of the Trust Preferred Securities," and "Description of the Debt Securities."

Status of the Preferred Securities Guarantees

   Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms. (Section 6.2)

   Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. (Section 6.3). Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity (Section 5.4). Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

Amendments And Assignment

   Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. (Section 8.2). All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1)

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Events of Default

   An event of default under the preferred securities guarantee will occur upon the failure of ours to perform any of our payment obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee. (Section 5.4)

   If the Guarantee Trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the Capital Trust, the Guarantee Trustee or any other person or entity. (Section 5.4)

   We, as guarantor, are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee. (Section 2.4)

Termination of the Preferred Securities Guarantees

   Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding junior subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1)

New York Law to Govern

   Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state. (Section 8.5)

                  DESCRIPTION OF THE SHARE PURCHASE CONTRACTS
                         AND THE SHARE PURCHASE UNITS

   We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares at a future date or dates. The price per share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder's obligations to purchase the shares under the share purchase contracts, either:

      (1) senior debt securities or subordinated debt securities,

      (2) preferred shares,

      (3) debt obligations of third parties, including U.S. Treasury securities, or

      (4) preferred securities of the Capital Trust.

   The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract.

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   The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

      (1) the share purchase contracts,

      (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and

      (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

                             PLAN OF DISTRIBUTION

Distributions by PartnerRe, PartnerRe Finance and the Capital Trust

   We, PartnerRe Finance and/or the Capital Trust may sell offered securities in any one or more of the following ways from time to time:

      (1) through agents;

      (2) to or through underwriters;

      (3) through dealers; or

      (4) directly to purchasers, including our affiliates.

   The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

  .  the name or names of any underwriters, dealers or agents;

  . the purchase price of the offered securities and the proceeds to us, PartnerRe Finance and/or the Capital Trust from such sale;

  . any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

  .  any delayed delivery arrangements;

  . any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  .  any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, PartnerRe Finance and/or the Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the offered securities so offered and sold.

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   If offered securities are sold by means of an underwritten offering, we,
PartnerRe Finance and/or the Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

   Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if they purchase any of such offered securities.

   We, PartnerRe Finance and/or the Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we, PartnerRe Finance and/or the Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

   If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we, PartnerRe Finance and/or the Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

   Offers to purchase offered securities may be solicited directly by us, PartnerRe Finance and/or the Capital Trust and the sale thereof may be made by us, PartnerRe Finance and/or the Capital Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

   Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us, PartnerRe Finance and/or the Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us, PartnerRe Finance and/or the Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

   Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us, PartnerRe Finance and/or the Capital Trust to indemnification by us, PartnerRe Finance and/or the Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

   If so indicated in the prospectus supplement, we, PartnerRe Finance and/or the Capital Trust will authorize underwriters or other persons acting as our, PartnerRe Finance's and/or the Capital Trust's agents to solicit offers

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by certain institutions to purchase offered securities from us, PartnerRe
Finance and/or the Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, PartnerRe Finance and/or the Capital Trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

   Disclosure in the prospectus supplement of our, PartnerRe Finance's and/or the Capital Trust's use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

   Each series of offered securities will be a new issue and, other than the common shares and the Series A Preferred Shares, each of which are listed on the NYSE, will have no established trading market. We, PartnerRe Finance and/or the Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we, PartnerRe Finance nor the Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

   Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including PartnerRe Finance) in the ordinary course of business.

                                LEGAL OPINIONS

   Certain legal matters with respect to United States, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Ms. Christine Patton, PartnerRe's General Counsel. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

                                    EXPERTS

   The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                    ENFORCEMENT OF CIVIL LIABILITIES UNDER
                     UNITED STATES FEDERAL SECURITIES LAWS

   We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws.

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   The United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Also, there is doubt as to whether the courts of Bermuda would enforce
(1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

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